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                                                                 EXHIBIT 10.119
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                           SAHARA GAMING CORPORATION
                             SAHARA LAS VEGAS CORP.



                            NOTE PURCHASE AGREEMENT


                        12% NOTES DUE DECEMBER 15, 1999



                          ____________________________

                             AS OF JANUARY 16, 1996

                          ____________________________


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

                           SAHARA GAMING CORPORATION
                             SAHARA LAS VEGAS CORP.

                            NOTE PURCHASE AGREEMENT


                               TABLE OF CONTENTS
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                                                                           Page
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SECTION 1.      DEFINITIONS............................................      1
        1.1     Certain Defined Terms..................................      1
        1.2     Accounting Terms; Utilization of GAAP for Purposes of
                Calculations Under Agreement...........................     14
        1.3     Other Definitional Provisions..........................     14

SECTION 2.      THE NOTES; CLOSING; DELIVERY...........................     14
        2.1     Authorization of Notes.................................     14
        2.2     Purchase and Sale of Notes.............................     14
        2.3     Closing and Delivery of Initial Note...................     15
        2.4     Certain Terms of the Notes; Payment of Interest........     15
        2.5     General Provisions Regarding Payments; Optional
                Redemption; Mandatory Redemption and Change in
                Control Repurchase; Release of SFHI Notes as
                Collateral.............................................     16
        2.6     Replacement of Notes...................................     22
        2.7     Taxes..................................................     23
        2.8     Registration; Transfer; Registration of Transfer and
                Exchange...............................................     23
        2.9     Representation of SunAmerica...........................     24

SECTION 3.      REPRESENTATIONS AND WARRANTIES.........................     24
        3.1     Organization, Powers, Qualification, Good Standing and
                Other Matters..........................................     24
        3.2     Authorization of Notes and Other Basic Documents
                and Related Matters....................................     25
        3.3     Financial Condition....................................     27
        3.4     No Material Adverse Change; No Restricted
                Junior Payments........................................     27
        3.5     Title to Properties; Liens.............................     27
        3.6     Litigation; Adverse Facts..............................     27
        3.7     Payment of Taxes.......................................     28
        3.8     Performance of Agreements; Materially Adverse
                Agreements.............................................     28
        3.9     Governmental Regulation................................     29
        3.10    Employee Benefit Plans and Employee Matters............     29
        3.11    Environmental Protection...............................     29
        3.12    Solvency...............................................     30
        3.13    Certain Fees...........................................     31
        3.14    Disclosure.............................................     31

                                       i
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
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SECTION 4.      CONDITIONS TO CLOSING..................................     31
        4.1     Conditions to Obligations of SunAmerica................     31
        4.2     Conditions to Note Issuances Subsequent to the Closing
                Date...................................................     36

SECTION 5.      AFFIRMATIVE COVENANTS OF SGC AND COMPANY...............     38
        5.1     Financial Statements and Related Information...........     38
        5.2     Inspection.............................................     40
        5.3     Corporate Existence, Etc. .............................     40
        5.4     Payment of Taxes and Claims; Tax Consolidation.........     40
        5.5     Maintenance of Properties; Insurance...................     41
        5.6     Compliance with Laws, etc. ............................     41
        5.7     Environmental Disclosure and Inspection................     41
        5.8     Remedial Action Regarding Hazardous Material...........     43

SECTION 6.      NEGATIVE COVENANTS OF SGC AND COMPANY..................     43
        6.1     Restricted Junior Payments.............................     43
        6.2     Liens and Related Matters..............................     43
        6.3     When SGC May Merge, etc. ..............................     44
        6.4     Indebtedness of Company................................     45
        6.5     Fundamental Changes....................................     45
        6.6     Transactions with Shareholders and Affiliates..........     45
        6.7     Amendments to Existing Lease Documents.................     46
        6.8     Stay, Extension and Usury Laws.........................     46
        6.9     Government Regulation..................................     46

SECTION 7.      EVENTS OF DEFAULT......................................     46
        7.1     Failure to Make Payments When Due......................     46
        7.2     Default in Other Agreements............................     46
        7.3     Breach of Certain Covenants............................     47
        7.4     Breach of Warranty.....................................     47
        7.5     Other Defaults Under Basic Documents...................     47
        7.6     Involuntary Bankruptcy; Appointment of Receiver, etc. .     47
        7.7     Voluntary Bankruptcy; Appointment of Receiver, etc. ...     48
        7.8     Judgments and Attachments..............................     48
        7.9     Dissolution............................................     48
        7.10    Employee Benefit Plans.................................     48
        7.11    Material Adverse Effect................................     48
        7.12    Invalidity of Environmental Indemnity or Guaranties....     48
        7.13    Impairment of Collateral...............................     49
        7.14    Ownership of Company...................................     49
        7.15    Purchase of Pioneer Bonds..............................     49

SECTION 8.      COLLATERAL AGENT AND RELATIONS AMONG HOLDERS, ETC. ....     50
        8.1     Appointment of the Collateral Agent, Powers and
                Immunities.............................................     50
        8.2     Reliance by Collateral Agent...........................     51

                                      ii
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
        8.3     Defaults...............................................     52
        8.4     Rights as a Holder.....................................     52
        8.5     Indemnification........................................     52
        8.6     Non-Reliance on Collateral Agent and Other Holders.....     53
        8.7     Resignation or Removal of Collateral Agent.............     53
        8.8     Authorization..........................................     53

SECTION 9.      MISCELLANEOUS..........................................     54
        9.1     Amendments and Waivers.................................     54
        9.2     Expenses...............................................     54
        9.3     Indemnity..............................................     55
        9.4     Ratable Sharing........................................     56
        9.5     Independence of Covenants..............................     57
        9.6     Notices................................................     57
        9.7     Survival of Representations, Warranties and Agreements.     57
        9.8     Failure or Indulgence Not Waiver; Remedies Cumulative..     57
        9.9     Marshalling; Payments Set Aside........................     57
        9.10    Severability...........................................     58
        9.11    Obligations Several; Independent Nature of
                Holders' Rights........................................     58
        9.12    Headings...............................................     58
        9.13    Applicable Law.........................................     58
        9.14    Successors and Assigns.................................     58
        9.15    Consent to Jurisdiction and Service of Process.........     58
        9.16    Waiver of Jury Trial...................................     59
        9.17    Counterparts; Effectiveness............................     59
        9.18    Proposed Substitution of the Collateral Granted Under
                the Deed of Trust......................................     60
        9.19    Conflicts With Other Basic Documents...................     60

                                   SCHEDULES


1.1      Premises

2        Information Relating to Initial Holder

3.1B     Subsidiaries and Joint Ventures of SGC

3.10     Employee Benefit Plans

3.11     Environmental Liabilities

6.2      Existing Liens


                                    EXHIBITS


I        Form of Note

II       Form of Note Issuance Notice

III      Form of Guaranty

IV       Form of Security Agreement

V        Form of Deed of Trust

VI       Form of Environmental Indemnity

VII      Form of Subordination, Non-Disturbance and Attornment Agreement

VIII     Form of Collateral Account Agreement

IX-A     Form of Opinion of Gibson, Dunn & Crutcher

IX-B     Form of Opinion of Nevada Counsel to SGC and Company

X        Form of Collateral Account Letter

                           SAHARA GAMING CORPORATION
                             SAHARA LAS VEGAS CORP.

                            NOTE PURCHASE AGREEMENT



         THIS NOTE PURCHASE AGREEMENT is made as of this 16th day of January, 1996 by and among Sahara Gaming Corporation, a Nevada corporation ("SGC"), Sahara Las Vegas Corp., a Nevada corporation ("Company"), and SunAmerica Life Insurance Company, an Arizona corporation ("SunAmerica"), and any other person or persons party hereto from time to time after the date hereof as a holder (individually, including SunAmerica, a "Holder" and collectively, "Holders").

                                    RECITALS

         The Company desires to issue and sell to SunAmerica up to $20,000,000 in principal amount of Company's 12% Notes Due December 15, 1999 (the "Notes") for a purchase price equal to the principal amount thereof. SGC has agreed to guaranty the Notes and the other Obligations. Company has agreed to grant to Collateral Agent on behalf of the Holders a first priority security interest in certain of Company's property to secure its Obligations.

         Accordingly, in consideration of the premises and the agreements, provisions and covenants herein contained, SGC, Company and Holders agree as follows:


SECTION 1.  DEFINITIONS

    1.1  CERTAIN DEFINED TERMS.  The following terms used in this Agreement
         ---------------------
shall have the following meanings:

         "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Without limiting the foregoing, a Person shall be deemed to be "controlled by" another Person if such other (i) possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) with respect to any other Person that is not a corporation, owns 10% or more of the equity interests of such Person.

         "AGREEMENT", "HEREOF" and "HEREUNDER" and words of similar import refer to this Note Purchase Agreement, as it may be amended, supplemented or otherwise modified from time to time.

         "APPRAISAL" means an MAI appraisal of the Premises and Improvements prepared to USPAP standards for loan purposes by a MAI appraiser acceptable to SunAmerica and licensed as an appraiser in the State of Nevada which shall be satisfactory in form, scope and substance to SunAmerica.

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

         "BASIC DOCUMENTS" means this Agreement, the Notes, the Guaranty, the Security Agreement, the Deed of Trust, the Environmental Indemnity, the Collateral Account Agreement, the Subordination, Non-Disturbance and Attornment Agreement and all other instruments or documents now or hereafter granting Liens on the property of Company or any of its Affiliates to Collateral Agent for the benefit of Holders and any other instruments or agreements now or hereafter entered into with Collateral Agent or any Holder in connection herewith.

         "BOARD OF DIRECTORS" means the Board of Directors of SGC or Company or one of their respective Subsidiaries, as the context requires, or any committee thereof duly authorized to act on behalf of such Board.

         "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or Nevada or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close.

         "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including, with limitation, any preferred stock or any interests in a Joint Venture.

         "CASH" means money, currency or a credit balance in a Deposit Account.

         "CHANGE OF CONTROL" means an event or series of events by which (i) SGC or SFHI sells, conveys, transfers or leases, directly or indirectly, all or substantially all of its properties and assets to any Person or group (as such term is used in Section 13(d) and 14(d) of the Exchange Act); (ii) any Person or group (other than the Lowden Family) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person or group shall be deemed to have "beneficial ownership" of all shares that any such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly of securities representing (a) 25% or more of the combined voting power of SGC's or SFHI's, as the case may be, Voting Stock and at such time the Lowden Family together shall fail to beneficially own, directly or indirectly, securities representing at least 30% of the combined voting power of SGC's or SFHI's, as the case may be, Voting Stock or (b) more than 50% of the combined voting power of SGC's or SFHI's Voting Stock, as the case may be; (iii) SGC or SFHI consolidates with or merges into another Person or conveys, transfers or leases all or substantially all its properties and assets to any Person or any Person consolidates with or merges into SGC or SFHI, in either event pursuant to a transaction in which the outstanding Voting Stock of SGC or SFHI is changed into or exchanged for cash, securities or other property with the effect that any Person or group (other than the Lowden Family) becomes the "beneficial owner," directly or indirectly, of securities representing (a) 25% or more of the combined voting power of the Voting Stock of the Person that continues after such consolidation or merger or who acquires such assets and at such time the Lowden Family together shall fail to beneficially own, directly or indirectly, securities representing at least 30% of the combined voting power of such Voting Stock or (b) more than 50% of the combined voting power of the Voting Stock of the Person that continues after such consolidation or merger or who acquires such assets, (iv) during any period of 24 consecutive months, individuals who at the beginning of such period constituted SGC's or SFHI's Board of Directors, as the case may be, (together with any new or replacement directors whose election by the Board of Directors or whose nomination for election by the stockholders of SGC or SFHI, as the case may be, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; (v) SFHI ceases to own any of the outstanding Capital Stock, or all or substantially all of the assets, of any Restricted Subsidiary (as defined in the SFHI Indenture) except where such Capital Stock or such assets are disposed of pursuant to Section 4.13 of the
                                                         ------------
SFHI Indenture or where such assets are disposed of pursuant to Section 3.9 of
                                                                -----------
the SFHI Indenture; or (vi) SGC ceases to own any of the outstanding Capital Stock, or all or substantially all of the assets, of SFHI or any of its Consolidated Subsidiaries (as defined in the SFHI Indenture), except where such Capital Stock or such assets are disposed of pursuant to Section 4.13 of the
                                                         ------------
SFHI Indenture.

         "CLOSING" has the meaning set forth in Section 2.3 hereof.

         "CLOSING DATE" means the date on which the Closing occurs.

         "COLLATERAL" means all the real, personal and mixed property made subject to a Lien pursuant to the Security Agreement, the Deed of Trust, the Collateral Account Agreement or any other Basic Documents.

         "COLLATERAL ACCOUNT" means account number 241275072 designated as the "Sahara Las Vegas Collateral Account" and established with Donaldson, Lufkin &

Jenrette Securities Corporation and any successor account established with any institution pursuant to the Collateral Account Letter.

         "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement executed and delivered by Company and Collateral Agent on or prior to the Closing Date, substantially in the form of Exhibit VIII annexed hereto, as it may hereafter be amended, supplemented or otherwise modified from time to time.

         "COLLATERAL ACCOUNT LETTER" means the letter from Company to Donaldson, Lufkin & Jenrette Securities Corporation and acknowledged by Donaldson, Lufkin & Jenrette Securities Corporation, substantially in the form of Exhibit X annexed hereto, relating to the Collateral Account and any other similar letter entered into with any successor institution.

         "COLLATERAL AGENT" means SunAmerica Life Insurance Company in its capacity as collateral agent for the Holders, and any successor Collateral Agent appointed pursuant to this Agreement.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMPANY" has the meaning set forth in the Introduction to this Agreement.

         "CONTINGENT OBLIGATION," as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another Person that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under interest rate agreements and currency agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another Person, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another Person through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. For purposes of this definition, the amount of any Contingent Obligation at any time of determination shall be computed as the amount that, in light of all the facts and circumstances existing at such time represents the amount that reasonably can be expected at such time of determination to become an actual or matured liability.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any security issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "DEED OF TRUST" means that certain Deed of Trust, Fixture Filing and Financing Statement and Security Agreement with Assignment of Rents executed and delivered on or prior to the Closing Date, substantially in the form of Exhibit
                                                                        -------
V annexed hereto, by Company in favor of Collateral Agent, as beneficiary
-
thereunder, pursuant to which Company granted to Stewart Title Company of Nevada, as trustee, for the benefit of Collateral Agent on behalf of the Holders a first priority Lien on, among other things, the Premises and Company's right, title and interest in and to the Improvements to secure the obligations of Company as it may be amended, supplemented or otherwise modified from time to time.

         "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is, or was maintained or contributed to by SGC, Company or any ERISA Affiliate.

         "ENVIRONMENTAL CLAIM" means any accusation, allegation, notice of violation, claim, demand, abatement order, cleanup order, removal order, or other order or direction (conditional or otherwise) by any Governmental Authority or other Person for any injury, loss or damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions or to compel cleanup or remediation, in each case relating to, resulting from or in connection with any Hazardous Material and relating to the Premises or Improvements.

         "ENVIRONMENTAL INDEMNITY" means the Environmental Indemnity Agreement from Company and SGC in favor of Collateral Agent for the benefit of Holders and certain other indemnified parties therein, substantially in the form of Exhibit
                                                                        -------
VI annexed hereto, pursuant to which Company and SGC indemnify Collateral Agent
--
for the benefit of Holders and certain other indemnified parties therein against environmental risks.

         "ENVIRONMENTAL LAWS" has the meaning set forth in the Deed of Trust.

         "ENVIRONMENTAL REPORT" means the Phase I Environmental Site Assessment dated December 29, 1995 prepared by Western Technologies, Inc. as job number 4185JL436 relating to the Premises and Improvements delivered to SunAmerica prior to the Closing Date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "ERISA AFFILIATE" means (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which SGC or Company is, or was at any time, a member;
(ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which SGC or Company is, or was at any time, a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which SGC or Company is a member.

         "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the institution of a proceeding on behalf of a Multiemployer Plan against Company, SGC or any Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the withdrawal by SGC, Company or any ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on SGC, Company or any ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by SGC, Company or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by SGC, Company or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;

(viii) the occurrence of an act or omission which could give rise to the imposition on SGC, Company or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against SGC, Company or any of their respective ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the adoption of an amendment to any Pension Plan that, pursuant to Section 401(a)(29) of the Internal Revenue Code or pursuant to Section 307 of ERISA, would require Company, SGC or any ERISA Affiliate timely to provide security to the plan or would result in loss of tax exempt status of the trust of which such plan is a part if not timely provided, or the imposition of a lien pursuant to Section 412(n) of the Internal Revenue Code.

         "EVENT OF DEFAULT" has the meaning set forth in Section 7 hereof.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as it may from time to time be amended, and the related regulations and published interpretations.

         "EXISTING LEASE" means that certain ground lease dated as of January 1, 1987, as amended by (i) the assignment of the Ground Lease dated March 1, 1987 from Wet 'N' Wild Florida to Tenant, (ii) the First Amendment to Ground Lease dated as of March 1, 1993 between Company (as successor to HHP), as landlord, and Tenant (as successor to Wet 'N' Wild Florida), (iii) the Assignment Agreement dated as of October 2, 1995 between HHP and Company, and (iv) the Letter Agreement dated August 24, 1995 and effective October 2, 1995 between Company and Tenant.

         "EXISTING LEASE DOCUMENTS" means the Existing Lease, the Existing Lease Guaranty, the Existing Lease Note, the Existing Lease Security Agreement, the Tenant Sale Agreement and any other agreements or instruments relating to any of the foregoing agreements.

         "EXISTING LEASE GUARANTY" means that certain Guaranty Agreement dated as of October 2, 1995 between Company and HHP.

         "EXISTING LEASE NOTE" means that certain promissory note dated January 1, 1987 in the original principal amount of $9,000,000 issued by Tenant (as successor to Wet 'N' Wild Florida) to HHP (as successor to Hughes Entertainment, Ltd., a Nevada limited partnership).

         "EXISTING LEASE SECURITY AGREEMENT" means that certain Security Agreement dated as of January 1, 1987 between Tenant (as successor to Wet 'N' Wild Florida) and HHP (as successor to Hughes Entertainment, Ltd., a Nevada limited partnership).

         "FACILITY" means the Premises and Improvements.

         "FISCAL YEAR" means the Fiscal Year of SGC and Company, the last day of which occurs on September 30th of each year.

         "FLOOD ACT" means the National Flood Insurance Act of 1968 as amended by the Flood Disaster Protection Act of 1973 (42 U.S.C. (S)(S)4013 et. seq.).
                                                                   --  ---

         "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession (including, without limitation, to the extent applicable in the AICPA Audit and Accounting Guide; Audits of Casinos), in each case as the same are applicable to the circumstances as of the date of determination.

         "GAMING AUTHORITIES" means, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board, and (c) any other Governmental Authority that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by SGC, Company or any of their respective Subsidiaries within its jurisdiction.

         "GAMING LAWS" means all statutes, rules, regulations, ordinances, codes and administrative or judicial precedents (including, without limitation, the Nevada Gaming Control Act (N.R.S. Ch. 463)) pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by SGC, Company or any of their respective Subsidiaries within its jurisdiction.

         "GAMING LICENSE" means every license, franchise or other authorization required on the date hereof or hereafter to own, lease, operate or otherwise conduct gaming operations at the Santa Fe Hotel & Casino and the Pioneer Hotel & Gambling Hall or other gaming activities of SGC or any of its Subsidiaries, including, without limitation, all such licenses granted by any Gaming Authority and any Gaming Laws.

         "GOVERNMENTAL AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit, whether federal, state, county, district, city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof.

         "GUARANTY" means the SGC Guaranty issued by SGC substantially in the form of Exhibit III annexed hereto, as such Guaranty may be amended, supplemented or otherwise modified from time to time.

         "HAZARDOUS MATERIALS" has the meaning set forth in the Deed of Trust.

         "HHP" means Howard Hughes Properties, Limited Partnership, a Delaware limited partnership.

         "HOLDER" and "HOLDERS" has the meaning set forth in the Introduction to this Agreement and shall include the successors and assigns of any Holder.

         "IMPROVEMENTS" means all buildings, structures, facilities and other improvements of every kind and description now or hereafter located on the Premises, including all parking areas, roads, driveways, walks, fences, walls, beams, recreation facilities, drainage facilities, lighting facilities and other site improvements, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems, all screens, awnings, floor coverings, partitions, elevators, escalators, motors, machinery, pipes, fittings and other items of equipment and personal property of every kind and description now or hereafter located on the Premises or attached to the improvements that by the nature of their location thereon or attachment thereto are real property under applicable law; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, equipment, fixtures, structures and improvements.

         "INDEBTEDNESS," as applied to any Person, means, without duplication,
(i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (excluding any trade payables payable in the ordinary course of business), (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and (vi) any Contingent Obligation.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership, limited liability company or other legal form; provided that in no event shall any corporate Subsidiary of
                  --------
any Person be considered to be a Joint Venture to which such Person is a party.

         "JUNIOR SUBORDINATED NOTES" means the Junior Subordinated Notes under and as defined in the Certificate of Designation of the SGC Preferred Stock or any other securities that are issued in exchange for or to redeem, acquire or otherwise pay SGC Preferred Stock.

         "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give any security interest and any mechanic's liens) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

         "LOWDEN FAMILY" means Mr. Paul Lowden and Mrs. Suzanne Lowden and the executors, administrators or legal representatives of their estates, heirs, distributees and beneficiaries, any trust as to which any of the foregoing is a settlor or co-settlor, any trustee of the estate of any of the foregoing that is bankrupt or insolvent, any guardian or conservator of any of the foregoing that is adjudged disabled or incompetent, and any corporation, partnership or other entity which is an Affiliate of any of the foregoing. Lowden Family shall also mean any lineal descendants of the grandparents of such Persons, but only to the extent that the beneficial ownership of the Voting Stock held by such lineal descendants was directly received (by gift, trust or sale) from any such Person.

         "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, liabilities, condition (financial or otherwise) of SGC and its Subsidiaries, taken as a whole, Company or the Premises and Improvements, or (ii) the impairment of the ability of SGC or Company to perform, or of Collateral Agent or any Holder to enforce, any of the Obligations.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan", as defined in
Section 3(37) of ERISA, to which SGC, Company or any of their respective ERISA Affiliates is contributing or has an obligation to contribute to, or to which such an obligation existed, or contribution was made within the last six years, or to which Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

         "NOTE ISSUANCE NOTICE" means a Note Issuance Notice in substantially the form of Exhibit II annexed hereto.

         "NOTES" means the 12% Notes Due December 15, 1999 of Company to be issued and sold pursuant to this Agreement. A form of Note is attached hereto as Exhibit I.

         "OBLIGATIONS" means all obligations of every nature of SGC or Company from time to time owed to Collateral Agent, Holders or any of them under this Agreement, the Notes or any other Basic Document, whether for principal, interest, fees, expenses, indemnification or otherwise and whether or not the obligation is allowed as a claim in any proceeding referred to in subsection 7.6 or 7.7.

         "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by (i) its chairman of the board (if an officer) or its president or one of its vice presidents and (ii) its chief financial officer or its treasurer.

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

         "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

         (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 5.4;

         (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; and

         (iii) easements, rights of tenants, reservations, covenants, rights-of-way, restrictions, minor defects, minor encroachments or minor irregularities in title and other similar immaterial charges or encumbrances that (a) arise prior to Closing and are approved in writing by SunAmerica or
    (b) arise after Closing and would not, individually or in the aggregate, result in a Material Adverse Effect.

         "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks and other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "PIONEER FINANCE" means Pioneer Finance Corp., a Nevada corporation.

         "PIONEER BONDS" means the 13 1/2% First Mortgage Bonds due 1998 of Pioneer Finance Corporation issued pursuant to the Pioneer Indenture.

         "PIONEER INDENTURE" means that certain Indenture dated as of December 1, 1988 between Pioneer Finance, SGC, as guarantor, and IBJ Schroder Bank & Trust Company, as trustee.

         "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "PREMISES" means the real property situated in Las Vegas, Nevada, and more particularly described in SCHEDULE 1.1 annexed hereto.
                               ------------

         "RELEASE" has the meaning set forth in the Deed of Trust.

         "REQUISITE HOLDERS" means Holders having or holding more than 50% of the principal balance of the outstanding Notes.

         "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of SGC or Company now or hereafter outstanding, except a dividend payable solely in shares of that class of capital stock to the holders of that class or in options, warrants or other rights to purchase such capital stock,
(ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of SGC or Company now or hereafter outstanding (other than in exchange for capital stock of SGC or Company or options, warrants or other rights to purchase such capital stock), (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of SGC or Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any indebtedness of Company to SGC or any of SGC's Subsidiaries or Affiliates or with respect to any Junior Subordinated Notes.

         "SECURITIES ACT" means the Securities Act of 1933, as it may from time to time be amended, and the related regulations and published interpretations.

         "SECURITY AGREEMENT" means the Security Agreement executed and delivered by Company and Collateral Agent on or prior to the Closing Date, substantially in the form of Exhibit IV annexed hereto, pursuant to which
                             ----------
Company grants to Collateral Agent on behalf of Holders a security interest in all of Company's assets including personal property and fixtures, as it may hereafter be amended, supplemented or otherwise modified from time to time.

         "SFHI" means the Santa Fe Hotel Inc., a Nevada corporation.

         "SFHI CASH FLOW" means, for any period, the sum of the following amounts for such period with respect to SFHI and its consolidated Subsidiaries:
(i) net income, (ii) provisions for taxes based on income, (iii) interest expense, (iv) lease payments made with respect to equipment leased pursuant to the sale/leaseback transactions contemplated by subsection 2.5C(ii) hereof, (v) depreciation expense, (vi) amortization expenses and (vii) other non-cash items reducing net income but excluding any component of items (ii) through (vi) not deducted in calculating net income minus non-cash items increasing net income, other than items excluded
           -----
from the calculation thereof, all as determined for SFHI in conformity with generally accepted accounting principles.

         "SFHI INDENTURE" means that certain Indenture dated as of December 29, 1993 among SFHI, SGC, as guarantor, and IBJ Schroder Bank & Trust Company as trustee.

         "SFHI NOTES" means the 11% First Mortgage Notes issued by SFHI pursuant to the terms of the SFHI Indenture.

         "SGC" has the meaning set forth in the Introduction to this Agreement.

         "SGC PREFERRED STOCK" means SGC's Exchangeable Redeemable Preferred Stock, $2.14 liquidation preference per share, issued prior to the Closing Date pursuant to the Certificate of Designation for Exchangeable Redeemable Preferred Stock and any such Exchangeable Redeemable Preferred Stock issued after the Closing Date to pay dividends in kind with respect thereto.

         "SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT" means the Subordination, Non-Disturbance and Attornment Agreement executed and delivered by Company, Tenant, and Collateral Agent on or prior to the Closing Date, substantially in the form of Exhibit VII annexed hereto as it may be hereafter
                             -----------
be amended, supplemented or otherwise modified from time to time.

         "SUBSEQUENT CLOSING DATE" or "SUBSEQUENT CLOSING DATES" means the date or dates on which the closing of a Note issuance to SunAmerica subsequent to the Closing Date occurs.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, limited liability company, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "SUNAMERICA" has the meaning set forth in the Introduction to this Agreement.

         "TENANT" means Wet 'N' Wild Nevada, Inc., a Nevada corporation and assignee of Wet 'N' Wild Florida's interest under the Existing Lease.

         "TENANT SALE AGREEMENT" means the Agreement for Sale of Partnership Interest and Dissolution of Partnership dated as of January 1, 1987 among Hughes Entertainment, Ltd., a Nevada limited partnership, Wet 'N' Wild, Ltd., a Florida limited partnership and Wet 'N' Wild Florida.

         "TITLE COMPANY" has the meaning assigned to such term in subsection
4.1E.

         "TITLE POLICY" has the meaning assigned to such term in subsection
4.1E.

         "VOTING STOCK" means any class of Capital Stock of any Person then outstanding entitled to vote in elections of directors (without regard to the occurrence of any contingency).

         "WET 'N' WILD FLORIDA" means Wet 'N' Wild Florida, Inc., a Florida corporation.

    1.2  ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS
         ------------------------------------------------------------------
UNDER AGREEMENT.  Except as otherwise expressly provided in this Agreement, all
---------------
accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by SGC or Company to Holders pursuant to subsections 5.1A and 5.1B shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 5.1D). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 3.3.

    1.3  OTHER DEFINITIONAL PROVISIONS.  References to "Sections" and
         -----------------------------
"subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.


SECTION 2.  THE NOTES; CLOSING; DELIVERY

    2.1  AUTHORIZATION OF NOTES.  Company has authorized the issuance and sale
         ----------------------
to SunAmerica, as a Holder, pursuant to the terms and conditions hereof, of Notes in an aggregate principal amount of $20,000,000 as provided herein and in the Notes.

    2.2  PURCHASE AND SALE OF NOTES.  Subject to the terms and conditions
         --------------------------
hereof, Company will issue and sell to SunAmerica, as a Holder, and SunAmerica will purchase from Company, up to $20,000,000 in principal amount of Notes, of which $10,000,000 in principal amount of Notes shall be issued to SunAmerica on the Closing Date and up to $10,000,000 in principal amount of Notes may be issued on one or more Subsequent Closing Dates specified by the Company in a notice to SunAmerica to be received not less than three Business Days prior to the applicable anticipated Subsequent Closing

Date; provided that the principal amount of a Note issued on any Subsequent Closing Date shall not be less than $1,000,000 and in no event shall more than three Subsequent Closing Dates occur. In no event shall a Subsequent Closing Date occur after February 15, 1996. On the Closing Date and on any Subsequent Closing Date, subject to the terms and conditions hereof, SunAmerica shall pay the subscription price of the Note (which shall be 100% of the principal amount of each Note) issued on such date against delivery of such Note.

    2.3  CLOSING AND DELIVERY OF INITIAL NOTE.  A pre-closing of the purchase
         ------------------------------------
and sale of the initial Note shall be held at O'Melveny & Myers, 1999 Avenue of the Stars, Los Angeles, CA on January 17, 1996 or at such other time and place as the parties may agree upon. The "Closing", as used herein, shall mean the date that the Deed of Trust is recorded and all conditions to Closing hereunder have been satisfied or waived by SunAmerica. Subject to the terms of this Agreement, at the Closing, unless otherwise requested, Company will deliver to SunAmerica a single Note in the aggregate principal amount of $10,000,000 and will satisfy the terms and conditions of Closing set forth in subsection 4.1. If at the Closing, Company shall fail to tender the Note to SunAmerica as provided above in this Section 2.3, or any of the terms or conditions specified in Section 4.1 shall not have been fulfilled to SunAmerica's satisfaction, SunAmerica shall, at its election, be relieved of all further obligations under this Agreement. In no event shall the Closing occur after January 22, 1996.

    2.4  CERTAIN TERMS OF THE NOTES; PAYMENT OF INTEREST.
         -----------------------------------------------

         A. INTEREST. The Notes shall bear interest at a rate of 12% per annum, computed on the basis of a 360-day year of twelve 30-day months.
Interest on the Notes shall be payable semi-annually on June 30 and December 31 of each year, commencing on June 30, 1996 and at the scheduled maturity of the Notes on December 15, 1999. In addition to the foregoing, interest on the Notes shall be payable on and to any date of any prepayment, redemption or other payment of the Notes (to the extent accrued on the amount of the prepayment, redemption or other payment) and at maturity (including at any accelerated maturity).

         B. STATED MATURITY. The principal evidenced by the Notes matures on December 15, 1999, and on such date, or on any accelerated maturity, the full amount of principal then outstanding, and all accrued and unpaid interest thereon, shall be due and payable.

         C. POST-MATURITY INTEREST. From the occurrence and during the continuance of an Event of Default, the principal of the Notes and, to the extent permitted by applicable law, all accrued interest on the Notes and any fees or other amounts owed hereunder shall bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) compounded monthly payable on demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the Notes (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under the Notes). Payment or acceptance of the increased rates of interest provided for in this subsection 2.4C is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent or any Holder. For the purpose of complying with NRS 99.050, Company hereby declares that it understands that to the extent interest accrued under the Notes, late charges or other fees and accruals under this Agreement and the other Basic Documents are added to the outstanding principal owing hereunder and the other Basic Documents, a compounding of interest results which compounding is agreed to by Company as a part of the terms of this Agreement and the other Basic Documents.

         D. LATE CHARGES. If any payment of principal and/or interest or any other amount payable hereunder or under the other Basic Documents is not paid when due, Company shall pay to each Holder, on demand, a late charge (the "Late Charge") of five cents ($0.05) for each dollar so overdue in order to compensate such Holder for its loss of the timely use of the money and frustration of such Holder in the meeting of its financial commitments. Nothing contained herein shall constitute an extension of any due date for, or a waiver of any obligation to pay, any amounts payable hereunder or under the other Basic Documents.

    2.5  GENERAL PROVISIONS REGARDING PAYMENTS; OPTIONAL REDEMPTION; MANDATORY
         ---------------------------------------------------------------------
REDEMPTION AND CHANGE IN CONTROL REPURCHASE; RELEASE OF SFHI NOTES AS
---------------------------------------------------------------------
COLLATERAL.
-----------

         A.   GENERAL PROVISIONS REGARDING PAYMENTS.

         (i) Manner and Time of Payment.  All payments by Company of principal,
             --------------------------
    interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without reductions of any payment on account of any defense, setoff or counterclaim, free of any restriction or condition and without surrender or presentation of such Note, and delivered to the applicable Holder not later than 11:00 A.M. (Los Angeles time) on the date due at its address and in the manner set forth in Schedule 2 annexed hereto (or at such other place and in such other manner as such Holder may designate from time to time by written notice to Company); funds received by the applicable Holder after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

         (ii) Application and Apportionment of Payments.  While there exists no
              -----------------------------------------
    Event of Default, all payments made hereunder shall be applied first to fees, late charges, costs and expenses owing to Collateral Agent and then to Holders hereunder and under the other Basic Documents, second to accrued interest due under the Note, and third to the principal balance of the Note. While any Event of Default exists that has not been waived or cured, payments made hereunder shall be applied against amounts due as Collateral Agent chooses, application as to particular obligations or against principal or interest to be in Collateral Agent's absolute discretion. Aggregate principal, interest and applicable late charge payments shall be ratably apportioned among all outstanding Notes to which such payments relate.

         (iii)  Notation of Payment.  Each Holder agrees that before disposing
                -------------------
    of any Note held by it, or any part thereof (other than by granting participations therein), that Holder will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in
                           --------
    the making of) a notation of the Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note or any payments of principal or interest on such Note.

         B.   OPTIONAL REDEMPTION.

         (i) Optional Redemption.  The Notes shall not be redeemable prior to
             -------------------
    October 1, 1997. During the period from October 1, 1997 to January 17, 1998, the Notes shall be redeemable at any time in whole or in part at the option of Company, but only in the event that the sinking fund payment required with respect to all of the Pioneer Bonds in 1997 has been satisfied in full, at a price paid in immediately available funds of 102 1/2% of the principal amount thereof, or, if a Note is redeemed only in part, the appropriate prorated amount, together with accrued interest to the redemption date. During the period from January 17, 1998 to January 17, 1999, the Notes shall be redeemable at any time in whole or in part at the option of Company, at a price paid in immediately available funds of 102% of the principal amount thereof, or, if a Note is redeemed only in part, the appropriate prorated amount, together with accrued interest to the redemption date. After January 17, 1999, the Notes shall be redeemable at any time in whole or in part at the option of Company, at a price paid in immediately available funds of 101% of the principal amount thereof, or, if a Note is redeemed only in part, the appropriate prorated amount, together with accrued interest to the redemption date. Company shall give Holders not less than two Business Days prior written notice of a redemption pursuant to this subsection 2.5B.

         (ii) Release of SFHI Notes Transferred In Connection With An Optional
              ----------------------------------------------------------------
    Redemption.  In the event that Company elects to optionally redeem Notes
    ----------
    pursuant to this subsection 2.5B in connection with the sale or other transfer of SFHI Notes constituting Collateral and, after giving effect to such redemption, Company would be entitled to have Collateral Agent release its Lien on such SFHI Notes as provided in subsection 2.5F, then, upon not less than five Business Day's prior written notice, Collateral Agent shall release its Lien on such SFHI Notes in connection with such optional redemption immediately after Collateral Agent receives confirmation that Holders have received the full redemption price as provided in subsection 2.5A together with accrued interest to the redemption date.

         (iii)  Redemption Upon Sale of Premises Prior to October 1, 1997.
                ---------------------------------------------------------
    Notwithstanding clause (i) above, if prior to October 1, 1997, Company transfers the Premises to an unaffiliated third party or to another Person (only if SGC and its Subsidiaries and Affiliates or the Lowden Family do not collectively own, legally or beneficially, more than 50% of the ownership or similar interests of such Person), the Notes shall be immediately redeemed by Company in whole at a price paid in cash of 102 1/2% of the principal amount thereof, plus accrued but unpaid interest thereon to the redemption date.

         C.   MANDATORY REDEMPTION AND CHANGE IN CONTROL REPURCHASE.

         (i) Scheduled Redemption.  On December 31 of 1996, 1997 and 1998,
             --------------------
    Company will redeem $500,000 in principal amount of Notes together with accrued interest thereon to such date, at a redemption price equal to 100% of the principal amount so redeemed, plus accrued and unpaid interest thereon to the redemption date.

         (ii) Redemption Based on Sale/Leasebacks.  If on June 30, 1996, there
              -----------------------------------
    is an outstanding principal amount of Notes in excess of $17,000,000 and (a) SFHI has not consummated one or more sale/leaseback transactions after the Closing Date as permitted under the SFHI Indenture with respect to gaming or other equipment at the Santa Fe Hotel and Casino with gross proceeds to SFHI of not less than $5,000,000 in the aggregate (the "SFHI Sale/Leasebacks"), used $2,000,000 of the proceeds thereof to repay and permanently reduce an existing working capital facility and also acquired directly or indirectly SFHI Notes (other than with the proceeds of the Notes) for an aggregate purchase price of not less than $3,000,000 and retired such SFHI Notes (such aggregate amount, the "SFHI Buyback Amount"), a principal amount of Notes shall be redeemed in an amount equal to the greater of (a) the amount by which the SFHI Sale/Leasebacks are less than $5,000,000 or (b) the amount by which the SFHI Buyback Amount is less than $3,000,000, at a redemption price equal to 100% of the principal amount so redeemed, plus accrued and unpaid interest thereon to the redemption date; provided, however, that,
                                             --------  -------
    notwithstanding the foregoing Company's obligation to redeem Notes pursuant to this subsection 2.5(C)(ii) shall be reduced to the extent SGC has made a capital contribution in cash to SFHI after the Closing Date and prior to June 30, 1996 and in no event shall Company be obligated to redeem Notes in a principal amount that would reduce the outstanding principal amount of Notes to less than $17,000,000 pursuant to this subsection 2.5C(ii). Any redemption of Notes required pursuant to this subsection 2.5C(ii) shall occur on or prior to July 10, 1996.

         (iii)  Payment Required Under Deed of Trust.  Company shall redeem or
                ------------------------------------
    otherwise pay the principal amount of the Notes and accrued interest thereon as required pursuant to the Deed of Trust, at a redemption price equal to the redemption price payable in connection with the optional redemption of Notes (or if prior to October 1, 1997, at 102 1/2% of the principal amount so redeemed), plus accrued and unpaid interest thereon to the redemption date.

         (iv) Redemption Based on Redemption or Transfer of SFHI Notes.  If any
              --------------------------------------------------------
    SFHI Notes that constitute Collateral are redeemed or otherwise paid for any reason under the SFHI Indenture, the same principal amount of Notes shall be immediately redeemed with accrued interest thereon to the redemption date, at a redemption price equal to 100% of the principal amount so redeemed, plus accrued and unpaid interest thereon to the redemption date.

         (v) Redemption Based on SFHI Cash Flow.  If as of the end of any fiscal
             ----------------------------------
    quarter commencing as of the fiscal quarter ending on December 31, 1996, SFHI Cash Flow for the preceding four quarter period is less than $13,500,000, Company will be required to redeem a principal amount of Notes equal to $3,500,000 at a redemption price equal to 100% of the principal amount so redeemed plus accrued and unpaid interest thereon to the redemption date which shall be within 30 days after the date of delivery by SGC of financial statements for such fiscal quarter pursuant to subsection 5.1A; provided, that Company's obligation to redeem Notes as provided in this sentence may be reduced on a dollar for dollar basis to the extent that, within such 30 day period after delivery of such financial statements, Company acquires SFHI Notes and pledges such SFHI Notes to the Collateral Agent under the Security Agreement or contributes such SFHI Notes to SFHI and causes the cancellation of such SFHI Notes; provided, further, that
                                                    --------  -------
    Company may at its option exclude a fiscal quarter occurring after the Closing Date from the calculation of SFHI Cash Flow as provided above if a portion of the capital expenditures project by SFHI previously disclosed to SunAmerica will occur during such fiscal quarter by notifying Collateral Agent in writing not less than 30 days prior to the end of such quarter to be excluded in which case, to the extent applicable, SFHI Cash Flow will be calculated based on four preceding quarters (excluding such excluding fiscal quarter but including the results of the fifth most recent fiscal quarter). Company shall only be required to redeem Notes or acquire SFHI Notes as provided in this subsection 2.5C(v) on one occasion and any SFHI Notes pledged to Collateral Agent pursuant to this clause (v) shall not be subject to release or otherwise taken into account under subsection 2.5F.

         (vi) Change-of-Control Repurchase.  If there is a Change of Control
              ----------------------------
    (the date of such Change of Control being the "Change of Control Date"),
                                                   ----------------------
    then the Company shall promptly thereafter notify each Holder in writing of such occurrence and not later than ten Business Days after such Change of Control Date shall commence an offer to repurchase (the "Change of Control
                                                             -----------------
    Repurchase Offer") all of the outstanding Notes on the Change of Control
    ----------------
    Payment Date (as defined below) at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest to the date of repurchase (and at no other premium). The Change of Control Repurchase Offer shall remain open for 20 Business Days following the date the Company mails notice of the Change of Control Repurchase Offer to the Holders or such longer period required by applicable law. Notice of a Change of Control Repurchase Offer shall be mailed by Company to the Holders of the Notes at their last registered addresses with copies to Collateral Agent. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Repurchase Offer. The notice shall state:

              (1) that the Change of Control Repurchase Offer is being made pursuant to this subsection 2.5C(vi), that Notes may be surrendered in
                          -------------------
         whole or in part (in denominations of $1,000 and integral multiples thereof), and that all Notes tendered will be accepted for payment;

              (2) that any Notes not tendered will continue to accrue interest;

              (3) that any Notes accepted for payment pursuant to the Change of Control Repurchase Offer shall cease to accrue interest after the date on which such Notes are paid;

              (4) that Holders electing to have Notes purchased pursuant to a Change of Control Repurchase Offer will be required to surrender their Notes, with the form entitled "Option of Holder to Elect Repurchase" on the reverse of the Note completed, to Company prior to the close of business on the expiration date of the Change of Control Repurchase Offer;

              (5) that Holders will be entitled to withdraw their election if the Company receives, not later than the close of business on the Business Day immediately preceding the expiration date of the Change of Control Repurchase Offer, a telegram telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder's election to have such Notes purchased;

              (6) that the Holders whose Notes are tendered only in part will be issued Notes representing the unpurchased portion of the Notes surrendered;

              (7) the instructions Holders must follow in order to tender their Notes; and

              (8) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical financial information after giving effect to such Change of Control, information regarding the persons acquiring control and such person's business plans going forward).

         On the expiration of the Change of Control Repurchase Offer, Company shall (A) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Repurchase Offer, (B) promptly transfer to the Holders immediately available funds sufficient to pay the purchase price of all Notes or portions thereof so tendered and (C) promptly deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. If the events which give rise to a Change of Control Repurchase Offer cease to exist prior to completion of such repurchase offer, then Company shall not be obligated to repurchase any of the Notes and may revoke any offer set forth above (whether before or after acceptance thereof by any Holder) and will not be liable to make the payments set forth above with respect to any revoked offer.

         (vii)  Redemption on February 16, 1996.  In the event any proceeds from
                -------------------------------
    the purchase of the Notes by Holders have not been used in accordance with subsection 3.2F on or prior to February 16, 1996 (the "Unused Note Proceeds"), a principal amount of Notes equal to such Unused Note Proceeds shall be redeemed on February 16, 1996 at a redemption price equal to 100% of the principal amount so redeemed plus accrued and unpaid interest thereon to such redemption date.

         D.   REPURCHASE PURSUANT TO ANY GAMING LAW.

         (i) If required to be found suitable by any Gaming Authority, all Holders and beneficial owners of Notes, whether initial Holders, beneficial owners or subsequent transferees, shall be subject to the suitability provisions of the applicable Gaming Law and shall apply for a finding of suitability within the earlier of (i) 30 days after the applicable Gaming Authority requests that such Holder or beneficial owner apply for a finding of suitability, or (ii) the time period prescribed by such Gaming Authority for such application. The Holder or beneficial owner required to be found suitable shall pay all costs of the investigation for such finding. In the event that any Gaming Authority determines that a Holder or beneficial owner is not suitable under such Gaming Authority's Gaming Laws or such Holder or beneficial owner fails to submit for a finding of suitability as required by such Gaming Authority in its sole discretion, then, promptly after the date that such Holder or beneficial owner (the "Unsuitable Holder") is found unsuitable or fails to submit for a finding of suitability (the "Unsuitability Date"), SGC and Company shall provide written notice to that effect to such Unsuitable Holder and the Unsuitable Holder must thereafter dispose of, pursuant to subsection 2.5D(ii), all Notes the Unsuitable Holder than possesses, either directly, indirectly or beneficially. Immediately upon the Unsuitability Date, the Unsuitable Holder shall have no further right
(a) to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by any Note(s) and (b) to receive any interest or any other distribution or payment with respect to any such Note(s) or any remuneration in any form from Company or SGC; provided, however, that after the Unsuitability Date, interest on any such Note(s) shall continue to accrue for the benefit of any subsequent Holder thereof.

         (ii) Within 30 days after receipt of the notice referred to in clause
(i) above or such shorter period as the Gaming Authorities may prescribe, (i) the Unsuitable Holder shall sell its Note(s) either directly or through a bona fide brokerage transaction, in either case on arms-length terms, to a Person who has not previously been found unsuitable by the Gaming Authorities and who is not an Affiliate of the Unsuitable

Holder or (2) at the election of Company, Company may redeem such Holder's Notes at the lower of (i) the principal amount thereof, or (ii) the amount which the Unsuitable Holder paid for the Note(s), together in either case with accrued interest up to the Unsuitability Date.

         (iii) The provisions of this subsection 2.5D shall be construed in accordance with the provisions of the applicable Gaming Laws.

         E. PRO RATA REDEMPTION. In the event of any redemption in which the aggregate principal amount of Notes to be redeemed is less than the entire principal amount of Notes outstanding, Company shall select the Notes to be redeemed on a pro rata basis (with such adjustments as may be deemed appropriate by Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered in connection with a redemption.

         F. RELEASE OF SFHI NOTES AS COLLATERAL. If and to the extent that the principal amount of SFHI Notes held as Collateral under the Security Agreement exceeds the principal amount of outstanding Notes (the amount of such excess, the "Excess Principal Amount"), then, so long as no Event of Default or Potential Event of Default has occurred and is continuing, Collateral Agent shall release its security interest held on behalf of Holders in SFHI Notes in a principal amount not to exceed the Excess Principal Amount within five (5) Business Days after receiving the written request of Company directing that such release occur which request shall certify that no Event of Default or Potential Event of Default has occurred and is continuing; provided that Collateral Agent
                                                 --------
shall not release its security interest in any such SFHI Notes unless and until Company has demonstrated in a manner satisfactory to Collateral Agent that immediately upon such release, the SFHI Notes released will be contributed or otherwise transferred to SFHI and retired or otherwise cancelled; it being
                                                                  --------
understood that Collateral Agent shall have no obligation to deliver to Company
----------
any instrument or instruments evidencing the SFHI Notes that is in excess of the Excess Principal Amount prior to receiving in exchange therefore a substitute instrument or instruments evidencing SFHI Notes in a principal amount not less than the principal amount required to be pledged hereunder and under the Security Agreement. Company agrees that at all times after February 15, 1996 that the principal amount of SFHI Notes held as collateral shall equal or exceed the principal amount of outstanding Notes.

    2.6  REPLACEMENT OF NOTES.  Upon receipt of evidence reasonably satisfactory
         --------------------
to Company of the loss, theft, destruction or mutilation of a Note and upon delivery of an unsecured indemnity agreement reasonably satisfactory to Company from any Holder of such Note or, in the case of any such mutilation, upon the surrender of such Note for cancellation to Company at its principal office, Company, at its expense, will execute and deliver, in lieu thereof, a new Note of like tenor, dated in the case of a Note, so that there will be no loss of interest. Any Note in lieu of which any such new Note has been so executed and delivered by Company, thereupon shall not be deemed an outstanding

Note for any purpose under this Agreement. Notwithstanding the foregoing provisions of this subsection 2.6, if any Note of which SunAmerica or any other institutional Holder is the owner is lost, stolen or destroyed, then the affidavit of such Holder's Treasurer or Assistant Treasurer (or other responsible officials), setting forth the name of the owner of such Note and the circumstances with respect to such loss, theft or destruction, shall be accepted as satisfactory evidence thereof, and no indemnity shall be required as a condition to the execution and delivery by Company of a new Note in lieu of such Note (or as a condition to the payment thereof, if due and payable) other than SunAmerica's or such Holder's written agreement to indemnify Company.

    2.7  TAXES.  In the event of the passage of any state, Federal, municipal or
         -----
other governmental law, order, rule or regulation subsequent to the date hereof
(i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of the Deed of Trust or debts secured by mortgages (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by Collateral Agent or any Holder, either directly or indirectly, on the Deed of Trust, this Agreement, the Guaranty or any of the Basic Documents or to require an amount of taxes to be withheld or deducted therefrom, SGC and Company will promptly notify Collateral Agent or such Holder, as applicable, of such event. In such event, SGC and Company shall (i) jointly and severally agree to enter into such further instruments as may be reasonably necessary or desirable to obligate Trustor to make additional payments to fully and timely discharge such items and (ii) jointly and severally guarantee such additional payments.
If SGC and Company are not permitted by law to do that which is required by the preceding sentence, Collateral Agent or such Holder, as applicable, shall be entitled to exercise any or all of its rights and remedies under the Basic Documents, including the right to accelerate the Obligations. The obligations of SGC and Company under this subsection shall survive the payment of the Notes.

    2.8  REGISTRATION; TRANSFER; REGISTRATION OF TRANSFER AND EXCHANGE.
         -------------------------------------------------------------

         A. Company shall maintain a register for its Notes, which shall provide for the registration of the Notes and of transfers of the Notes. Upon surrender for registration or transfer of any Note, Company, at its expense, shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes, as applicable; provided, however, that in connection with any such transfer, the Holder requesting the transfer shall provide to Company evidence reasonably satisfactory to it that the transfer is to a "qualified institutional buyer" or an "accredited investor," as such terms are defined in Rule 144A and 501, respectively, of the Securities Act, and is exempt from the registration requirements of the Securities Act or, if the transfer is to an entity or person other than a "qualified institutional buyer" or an "accredited investor," Company shall be provided with an opinion of counsel reasonably satisfactory to it that the transfer is so exempt from the registration requirements of the Securities Act; provided, further, that Company
                                                 --------  -------
shall not be required to register the transfer of Notes to a transferee with a principal amount of less than $2,000,000; provided, further, that Company shall
                                          --------  -------
have the
right to consent (which consent shall not unreasonably be withheld or delayed) to any transfer of Notes that causes SunAmerica to hold less than 51% of the legal or beneficial interests in all outstanding Notes. Notes may be exchanged at the option of any Holder thereof for Notes of a like aggregate principal amount in the same name but in different denominations. Whenever any Notes are so surrendered for exchange, Company, at its expense, shall execute and deliver the Notes which the Holder making the exchange is entitled to receive. All Notes issued upon any registration of transfer or exchange thereof shall be the valid obligations of Company, evidencing the same debt, and entitled to the same benefits, as Notes surrendered upon such registration of transfer or exchange. Each Note presented or surrendered for registration or transfer or exchange shall (if so required by Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to Company, duly executed by the Holder thereof or its attorney duly authorized in writing.

         B. In connection with any transfer of the Notes pursuant to the exemption from the provisions of Section 5 of the Securities Act afforded by Rule 144A promulgated thereunder, Company hereby agrees to provide (i) at the request of any transferring Holder, including any transferee thereof or Person who has been granted a participation in any Note pursuant to this Agreement, to such Holder and to any prospective transferee designated to Company in writing by such Holder, and (ii) at such prospective transferee's request to such Holder to Company, the information required by paragraph (d)(4)(i) (or any successor provision) of Rule 144A under the Securities Act.

    2.9  REPRESENTATION OF SUNAMERICA.  SunAmerica represents to SGC and Company
         ----------------------------
that on the Closing Date SunAmerica is an "accredited investor" within the meaning of Section 501 of the Securities Act, is acquiring the Notes for investment and is not acquiring the Notes with a view to the distribution or sale of the securities within the meaning of the Securities Act, subject, however, to any requirement of law that the disposition of its property be at all times within its control.


SECTION 3.  REPRESENTATIONS AND WARRANTIES

         To induce SunAmerica to enter into this Agreement and to purchase the Notes hereunder, SGC and Company each represent, warrant and covenant to SunAmerica and any other Holder, as of the date hereof, as follows:

    3.1  ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING AND OTHER MATTERS.
         --------------------------------------------------------------------

         A. ORGANIZATION AND POWERS; QUALIFICATION AND GOOD STANDING. Each of SGC and Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of SGC and Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Basic Documents to which it is party and to carry out the transactions contemplated thereby. Each of SGC and Company is qualified to do business and in good standing in Nevada and in every other jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in such other jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

         B. SUBSIDIARIES AND JOINT VENTURES. All of the Subsidiaries and Joint Ventures of SGC as of the Closing Date are identified in Schedule 3.1B
                                                               -------------
annexed hereto. Company does not have any ownership interest in any Subsidiary or Joint Venture. The capital stock of each of the Subsidiaries of SGC and Company identified in Schedule 3.1B annexed hereto is duly authorized, validly
                      -------------
issued, fully paid and nonassessable. Each of the Subsidiaries and Joint Ventures of SGC identified in Schedule 3.1B annexed hereto is a corporation or
                              -------------
other entity duly organized or formed, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. Schedule 3.1B annexed hereto correctly sets
                                     -------------
forth, as of the Closing Date, the ownership interest of SGC and each of its Subsidiaries in each of their respective Subsidiaries and Joint Ventures.

         C. CAPITALIZATION. The authorized capital stock of SGC consists of 100,000,000 shares of common stock, par value .01 per share, of which 6,195,356 shares are outstanding and 10,000,000 shares of preferred stock, par value .01 per share, of which 8,187,563 shares of SGC Preferred Stock are outstanding. The authorized capital stock of Company consists of 20,000 shares of common stock, par value $10 per share, of which 50 are issued and outstanding, all of which are owned by SGC.

         D. COMPANY AND EXISTING LEASE INDEBTEDNESS. As of the Closing and after giving effect to the transactions contemplated hereby, Company will not be liable with respect to any Indebtedness except for the Notes and the Existing Lease Guaranty and the outstanding principal amount of the Existing Lease Note will not be greater than $6,163,227.

    3.2  AUTHORIZATION OF NOTES AND OTHER BASIC DOCUMENTS AND RELATED MATTERS.
         --------------------------------------------------------------------

         A. AUTHORIZATION OF NOTES AND OTHER BASIC DOCUMENTS. The execution and delivery by each of SGC and Company of each Basic Document to which each is a party and the performance by each of SGC and Company of their respective obligations thereunder have been duly authorized by all necessary corporate action on the part of SGC and Company, as applicable.

         B. NO CONFLICT. The execution, delivery and performance by SGC and Company of each Basic Document to which it is party and the consummation of the transactions contemplated by the Basic Documents, do not and will not (i) violate any provision of any law or any governmental rule or regulation (including any Gaming Laws or, based on the representation and warranty of SunAmerica contained in Section
2.9 hereof, federal securities laws) applicable to SGC or Company or any of their respective Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of SGC or Company or any of their respective Subsidiaries or any order, judgment or decree of any court or other agency of government binding on SGC or Company or any of their respective Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under the SFHI Indenture, the Pioneer Indenture, the Existing Lease Documents or any other material Contractual Obligation of SGC or Company or any of their respective Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of SGC or Company or any of their respective Subsidiaries (other than any Liens created under any of the Basic Documents in favor of Collateral Agent or Holders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of SGC or Company or any of their respective Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to SunAmerica.

         C. GOVERNMENTAL CONSENTS. Assuming the accuracy of SunAmerica's representation contained in subsection 2.9, the execution, delivery and performance by each of SGC and Company and their respective Subsidiaries of each Basic Document and the consummation of the transactions contemplated by each Basic Document do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other Governmental Authority or regulatory body, including but not limited to any Gaming Board.

         D. BINDING OBLIGATION. Each of the Basic Documents to which SGC and Company, as the case may be, are parties has been duly executed and delivered by SGC and Company, as the case may be, and is the legally valid and binding obligation of SGC and Company, as applicable, enforceable against SGC and Company, as applicable, in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         E. OFFERINGS. None of SGC, Company or any of their respective Subsidiaries has, directly or indirectly, offered the Notes, or any part thereof, or (within the last six months) any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than SunAmerica and not more than 10 other institutional investors. Assuming the accuracy of the representations and warranties of SunAmerica contained in subsection 2.9, the offer, issuance and sale of the Notes to SunAmerica in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and comply or will comply with federal securities and state blue sky laws applicable to such offer, sale and issuance.

         F. USE OF PROCEEDS. Company will use all of the proceeds received from the sale of the Notes on the Closing Date or any Subsequent Closing Date to acquire by purchase SFHI Notes (or reimburse itself for previous purchases made on or after December 30, 1995 of SFHI Notes); provided that Company may use up to $2,500,000
                                  --------
of the proceeds received from the sale of the Notes on the Closing Date to transfer such proceeds to SGC, cause SGC to make a capital contribution in cash of such proceeds to Pioneer Hotel, Inc. and have Pioneer Hotel, Inc. purchase and cancel Pioneer Bonds with such proceeds as soon as practicable but in no event later than February 15, 1996 and may also use proceeds of the Notes on the Closing Date to pay closing costs, including the fees of O'Melveny & Myers and Gibson, Dunn & Crutcher.

    3.3  FINANCIAL CONDITION.  SGC and Company have heretofore delivered to
         -------------------
SunAmerica at SunAmerica's request, the following financial statements and information: the audited consolidated financial statements of SGC and its Subsidiaries for the fiscal years ended September 30, 1995, 1994 and 1993. All such statements were prepared in conformity with GAAP and fairly present the consolidated financial position of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended. SGC and Company do not (and will not following the issuance of the Notes) have any material Contingent Obligation or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the aforementioned financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of SGC, Company or any of their respective Subsidiaries.

    3.4  NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.  Since
         ---------------------------------------------------------
September 30, 1995, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither SGC or Company has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 6.1.

    3.5  TITLE TO PROPERTIES; LIENS.  SGC and Company have (i) good, sufficient
         --------------------------
and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other property, including personal property), the Premises and Improvements and all of their other respective properties and assets reflected in the financial statements referred to in subsection 3.3, in each case except as disclosed in the notes to such financial statements and for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under
Section 6. Except as permitted by this Agreement, the properties and assets of Company are free and clear of Liens.

    3.6  LITIGATION; ADVERSE FACTS.  Except as disclosed in SGC's Annual Report
         -------------------------
on Form 10-K for the fiscal year ending September 30, 1995, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of SGC, Company or any of their respective Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of SGC or Company, threatened against SGC or Company, or any of their respective Subsidiaries or any property of SGC or Company or any of their respective Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of SGC, Company or any of their respective Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

    3.7  PAYMENT OF TAXES.  Except to the extent permitted by subsection 5.4,
         ----------------
all tax returns and reports of SGC, Company and their respective Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon SGC, Company and their respective Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid or are being contested in good faith by appropriate proceedings. Neither SGC or Company knows of any proposed tax assessment against SGC, Company or any of their respective Subsidiaries which is not being actively contested by SGC, Company or such Subsidiary in good faith and by appropriate proceedings; provided that such
                                                              --------
reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor. No governmental entity has, during the past three years, examined, or is in the process of examining, any tax return of SGC, Company or any of their respective Subsidiaries. No governmental entity has proposed (tentatively or definitively), asserted or assessed, or, to the knowledge of SGC and Company, threatened to propose or assert, any deficiency, assessment or claim for taxes, which delinquency, assessment or claim could reasonably be expected to have a Material Adverse Effect and, to the best knowledge of SGC and Company, there would be no basis for any such delinquency, assessment or claim. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against SGC, Company or any of their respective Subsidiaries or with respect to any tax return filed or to be filed by SGC, Company or any of their respective Subsidiaries. Following the Closing, the assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the liability recorded therefor on the financial statements delivered to SunAmerica pursuant to subsection 3.3. There are no material unresolved questions or claims concerning the tax liability of SGC, Company or any of their respective Subsidiaries.

    3.8  PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.  None of SGC,
         --------------------------------------------------------
Company or any of their respective Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations where such default could reasonably be expected to result in a Material Adverse Effect and, to the knowledge of SGC and Company, no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

    3.9  GOVERNMENTAL REGULATION.  None of SGC, Company or any of their
         -----------------------
respective Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

    3.10 EMPLOYEE BENEFIT PLANS AND EMPLOYEE MATTERS.
         -------------------------------------------

         A. SGC, Company and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. No ERISA Event has occurred or is reasonably expected to occur.

         B.   Schedule 3.10 annexed hereto lists all Employee Benefit Plans.
              -------------
Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of SGC, Company or any of their respective ERISA Affiliates. As of the most recent valuation date for any Pension Plan, no Pension Plan has any unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA).

    3.11 ENVIRONMENTAL PROTECTION.  Except as set forth in Schedule 3.11 annexed
         ------------------------                          -------------
hereto, in each particular instance, with respect to the particular clause of this subsection 3.11 to which such exception is taken:

         (i) the operations of Company (including, without limitation, all operations and conditions at or in any Facility) related to the Facility comply in all material respects with all Environmental Laws;

         (ii) Company has obtained all Governmental Authorizations under Environmental Laws necessary to its operations related to the Facility, and all such Governmental Authorizations are in good standing, and Company is in compliance with all material terms and conditions of such Governmental Authorizations;

         (iii) Company has not received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Material related to the Facility or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9604) or comparable state laws, with respect to the Facility and, none of the operations of Company is the subject of any federal or state investigation relating to or in connection with any Hazardous

    Material at the Facility or any Hazardous Material in any other manner related to the Facility;

         (iv) Company is not a party to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

         (v) Neither Company nor the Facility is subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims;

         (vi) Company has no contingent liability in connection with any Release of any Hazardous Material related to the Facility which could reasonably be expected to have a Material Adverse Effect;

         (vii) Company and, to the best knowledge of any officer of SGC or Company, none of its predecessors has filed any notice under any Environmental Law indicating past or present treatment or Release of Hazardous Material at the Facility and none of Company's operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

         (viii) except as disclosed in the Environmental Report, no Hazardous Material exists on, under or about the Facility in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect, and Company has not filed any notice or report of a Release of any Hazardous Material that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

         (ix) None of Company and, to the best knowledge of any officer of SGC and Company, any of its predecessors has disposed of any Hazardous Material in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

         (x) to the knowledge of SGC and Company, no underground storage tanks or surface impoundments are on or at the Facility; and

         (xi) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to the Facility.

    3.12 SOLVENCY.  Upon the consummation of all the transactions contemplated
         --------
by this Agreement and the Basic Documents: (i) the present fair salable value of the assets of Company as an entirety will exceed the amount that will be required to pay its probable liability on existing debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent), as they become absolute and matured; (ii) the sum of the debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) of Company will not exceed the aggregate value of all of its property, fairly valued, assuming sale in an orderly manner and not subject to any type of distressed or forced liquidation; (iii) the capital of Company will not be unreasonably small for Company to carry on its businesses; and (iv) Company does not intend to, nor does it or believe it will, by virtue of consummating the transactions contemplated hereby, incur debts that will be beyond its ability to pay as they mature.

    3.13 CERTAIN FEES.  No broker's or finder's fee or commission will be
         ------------
payable with respect to this Agreement or any of the transactions contemplated hereby and SGC and Company hereby jointly and severally indemnifies each Holder against, and agrees that it will hold each Holder harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

    3.14 DISCLOSURE.    No representation or warranty of SGC or Company or any
         ----------
of their respective Subsidiaries contained in any Basic Document or in any other document, certificate or written statement furnished to SunAmerica by or on behalf of SGC or Company or any of their respective Subsidiaries for use in connection with the transactions contemplated by this Agreement, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.


SECTION 4.  CONDITIONS TO CLOSING

    4.1  CONDITIONS TO OBLIGATIONS OF SUNAMERICA.  SunAmerica's obligation to
         ---------------------------------------
purchase the Notes pursuant to this Agreement is subject to the fulfillment, at or prior to the Closing, of the following conditions, any one or more of which may be waived SunAmerica:

         A. SGC AND COMPANY DOCUMENTS. On or before the Closing, SGC and Company shall deliver or cause to be delivered to SunAmerica the following:

         (i) Certified copies of its Articles or Certificate of Incorporation (including, in the case of SGC, the Certificate of Designations for the Preferred Stock), together with a good standing certificate from the Secretary of State of the State of Nevada and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such state, each dated a recent date prior to the Closing Date;

         (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

         (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

         (iv) Signature and incumbency certificates of its officers executing this Agreement and the other Basic Documents to which it is a party;

         (v) in the case of Company, executed originals of this Agreement, the Note to be issued to SunAmerica on the Closing Date (duly executed in accordance with subsection 2.3, payable to SunAmerica and with appropriate insertions), the Security Agreement, the Deed of Trust, the Environmental Indemnity, the Collateral Account Agreement, the Collateral Account Letter and the other Basic Documents to which it is party;

         (vi) in the case of SGC, executed originals of this Agreement, the Guaranty, the Environmental Indemnity and the other Basic Documents to which it is party;

         (vii) Such other documents as SunAmerica may reasonably request.

         B. LEGAL OPINIONS. SunAmerica shall have received (i) originally executed copies of one or more favorable written opinions of Gibson, Dunn & Crutcher and Vargas & Bartlett, counsel for SGC and Company dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit IX-A and Exhibit IX-B annexed hereto and as to such other
              ------------     ------------
matters as SunAmerica may reasonably request and (ii) evidence satisfactory to SunAmerica that SGC and Company have requested such counsel to deliver such opinions to SunAmerica.

         C. OFFICERS CERTIFICATE REGARDING CERTAIN CONDITIONS. The following conditions shall be satisfied and SGC and Company shall have delivered to SunAmerica an Officers' Certificate, in form and substance satisfactory to SunAmerica, to that effect:

         (i) The representations and warranties of SGC or Company, as the case may be, contained herein and in the other Basic Documents shall be true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date.

         (ii) No event shall have occurred and be continuing as of the Closing Date, or would result from the consummation of the purchase of the Notes or the other transactions contemplated by the Basic Documents, that would constitute an Event of Default or a Potential Event of Default.

         (iii) SGC and Company shall have performed all agreements and satisfied all conditions which this Agreement and the other Basic Documents provide shall be performed or satisfied by each of SGC and Company on or before the Closing Date.

         D. PERFECTION OF SECURITY INTERESTS AND RELATED MATTERS. Company shall have taken or caused to be taken such actions in such a manner so that Collateral Agent, for the benefit of Holders, has a valid and perfected first priority security interest in all Collateral in which a Lien is purported to be granted by the Basic Documents or any of them, executed as of the Closing Date. Such actions shall include, without limitation: (i) the delivery to Collateral Agent of Uniform Commercial Code financing statements, executed by Company as to the Collateral granted by Company for all jurisdictions as may be necessary or desirable to perfect Collateral Agent's security interest in such collateral;
(ii) evidence that counterparts of the Deed of Trust and the Subordination, Non-Disturbance and Attornment Agreement were recorded in all locations to the extent necessary or desirable, in the judgment of Collateral Agent, effectively to create a valid and enforceable first priority Lien (subject only to Permitted Encumbrances) on the Premises in favor of Collateral Agent for the benefit of Holders, (iii) evidence satisfactory to Collateral Agent that SFHI Notes in an aggregate principal amount not less than the principal amount of the Note to be issued SunAmerica at Closing will be purchased with the proceeds of the Notes deposited in the Cash Collateral Account and pledged to Collateral Agent, (iv) Company and Donaldson, Lufkin & Jenrette shall have entered into the Collateral Account Letter, the Collateral Account shall have been established and the proceeds of the Note issued on the Closing Date shall have been deposited in the Collateral Account, (v) the delivery to the trustee under the SFHI Indenture of a Notice to the Trustee under the SFHI Indenture pursuant to Section 2.9 thereof satisfactory to SunAmerica indicating that, among other things, SFHI Notes have been and may be from time to time pledged to Collateral Agent under the Security Agreement, that Collateral Agent will be entitled to vote such SFHI Notes as provided in the Security Agreement and that all payments in respect of SFHI Notes pledged as Collateral shall be paid directly to the Collateral Account, and (vi) evidence reasonably satisfactory to Collateral Agent that all other filings, recordings and other actions Collateral Agent deems necessary or advisable to establish, preserve and perfect the first priority Liens (subject to the Liens permitted under subsection 6.2) granted to Collateral Agent, for the benefit of Holders, in the Collateral shall have been made.

         E. TITLE POLICY. SunAmerica shall have received a 1970 Form B American Land Title Association ("ALTA") extended coverage mortgagee form of title insurance policy in the amount of $20,000,000 (the "TITLE POLICY") (with proof of the payment of the premiums thereon) or commitment therefor in form and substance acceptable to SunAmerica issued by Stewart Title Guaranty Company (the "TITLE COMPANY"), insuring the lien of the Deed of Trust to be a first lien against the Premises, free and clear of all defects, encumbrances and exceptions, except those approved by SunAmerica and its counsel in writing, together with such affirmative insurance as SunAmerica may require. The Title Policy shall contain, among other things:

         (i) full coverage against mechanic's liens (filed and inchoate);

         (ii) a foundation endorsement;

         (iii) a contiguity endorsement;

         (iv) a reference to the survey but no survey exceptions except those theretofore approved in writing by SunAmerica and its counsel;

         (v) Form 100, 116 and 116.1 endorsements;

         (vi) an access to public streets endorsement; and

         (vii) such other items and endorsements requested by SunAmerica.

         F. UCC AND JUDGMENT SEARCHES. SunAmerica shall have received current searches of the UCC filing offices and judgment searches with the Offices of the Secretary of State of Nevada and the local recorder's office in Clark County and elsewhere showing no security interests or judgments affecting the Premises, the Improvements or Company other than those provided for herein.

         G. SURVEY. SunAmerica shall have received a current survey prepared by a surveyor acceptable to SunAmerica and licensed as a land surveyor in the State of Nevada, that shall (a) be satisfactory, in form, scope and substance, to SunAmerica, and (b) contain the legal description of the Premises and certifications in form, scope and substance satisfactory to SunAmerica, from the surveyor to SunAmerica and the Title Company and other persons reasonably requested by SunAmerica.

         H. FLOOD INSURANCE. SunAmerica shall have been provided with satisfactory evidence, which may be in the form of a letter from an insurance broker, municipal engineer, land surveyor or other knowledgeable source unaffiliated with Company, as to whether (a) the Premises is located in an area designated by the Department of Housing and Urban Development as having special flood or mudslide hazards, and (b) the community in which the Premises is located is participating in the National Flood Insurance Program. If both of the aforesaid conditions exist, SunAmerica shall receive satisfactory policies of flood insurance covering the Improvements as required by the Flood Act.

         I. INSURANCE. SunAmerica shall have received evidence, satisfactory to SunAmerica, of insurance required to be procured and maintained pursuant to subsection 5.5 hereof and Section 8 of the Security Agreement and Section 6 of the Deed of Trust indicating that, with respect to casualty insurance, such policies of insurance have been endorsed to name SunAmerica, on behalf of Holders, as loss payee pursuant to a standard mortgagee clause and, with respect to liability insurance, such policies of insurance name SunAmerica, on behalf of Holders, as an additional insured.

         J.   APPRAISAL.  SunAmerica shall have received an Appraisal.

         K. NECESSARY CONSENTS AND APPROVALS. On or before the Closing Date, SGC and Company shall have obtained all consents and approvals to the transactions contemplated under this Agreement and the other Basic Documents and to the continuing operations of the business of SGC, Company and their Subsidiaries, of any Person required under any Contractual Obligation or other obligation (including obligations imposed by law) of SGC or Company or any of their respective Affiliates and of any governmental entity. Such consents and approvals shall be in full force and effect, and any applicable waiting periods shall have expired by the Closing Date without any action taken or threatened to be taken by any competent governmental authority which might restrain, prevent or otherwise impose adverse conditions on the transactions contemplated under this Agreement.

         L. ENVIRONMENTAL INFORMATION AND ENVIRONMENTAL INDEMNITY. SunAmerica shall have received the Environmental Report and the Environmental Indemnity.

         M. CHANGES IN STRUCTURE. Any changes in the management, capital or ownership structure of SGC or its Subsidiaries not previously disclosed to SunAmerica shall be satisfactory to SunAmerica in all respects.

         N. NO MATERIAL ADVERSE EFFECT. Since September 30, 1995, no Material Adverse Effect (in the sole opinion of SunAmerica) shall have occurred.

         O. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by SunAmerica and its counsel shall be satisfactory in form and substance to SunAmerica and such counsel, and SunAmerica and its counsel shall have received all such counterpart originals or certified copies of such documents as SunAmerica may reasonably request.

         P. NO INJUNCTIONS, RESTRAINING ORDER OR ADVERSE LITIGATION. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain SunAmerica from acquiring any Notes on the Closing Date. As of the Closing Date, there shall not be pending or, to the knowledge of SGC or Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against SGC, Company or any of their respective Subsidiaries or any property of SGC, Company or any of their respective Subsidiaries that has not been disclosed by SGC or Company in writing pursuant to subsection 3.6 prior to the execution of this Agreement, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of SunAmerica, could be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement, the Basic Documents or the acquisition of the Notes hereunder.

         Q. NO VIOLATION OF LAW. The acquisition of the Notes shall not violate any law including, without limitation, Regulation G, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System.

         R. EXISTING LEASE DOCUMENTS. On the Closing Date (i) SunAmerica shall have received executed or conformed copies of the Existing Lease Documents including any amendments thereto all in form and substance satisfactory to SunAmerica, (ii) SunAmerica shall have received an Officers' Certificate from SGC and Company stating that the applicable Existing Lease Documents to which such Person is a party is in full force and effect and no material term or condition thereof has been amended, modified or waived, that all agreements and conditions contained in the Existing Lease Documents and any agreements or documents referred to therein required to be performed or complied with by SGC and Company and, to the knowledge of SGC and Company, the other parties thereto on or before the Closing Date shall have been so performed or satisfied and that neither SGC nor Company nor, to the knowledge of SGC or Company, any other party to any Existing Lease Documents is in default in the performance of or compliance with any of the terms or provisions thereof and (iii) SunAmerica shall have received from the Tenant the Subordination, Non-Disturbance and Attornment Agreement and any estoppel certificates or other documents or certifications from the Tenant or the holder(s) of the Existing Lease Notes requested by SunAmerica.

         S. PAYMENT OF FEES AND EXPENSES. Without limiting the provisions of subsection 9.2, SGC and Company shall have paid on or before the Closing by wire transfer of immediately available funds, the reasonable fees, charges and disbursements arising in connection with the preparation, execution and delivery of the Basic Documents, including but not limited to the reasonable fees and expenses of counsel to SunAmerica, O'Melveny & Myers to the extent an invoice therefor is received by SGC not less than one Business Day prior to Closing; the appraiser retained to deliver the Appraisal, environmental and other consultants; closing costs; escrow fees; title issuance premiums; title search and survey costs; and the reasonable out-of-pocket expenses of SunAmerica;

provided that the selection of the appraiser and any environmental or other
-------- ----
consultant or experts shall not be made without Company's prior consent, which shall not be unreasonably withheld.

         T. PURCHASE OF PIONEER BONDS. On the Closing Date, SGC shall have contributed not less than $10 million in cash to Pioneer Hotel, Inc. and Pioneer Hotel, Inc. shall have executed a certificate to the effect that Pioneer Hotel, Inc. will use all of such cash to purchase the Pioneer Bonds and cause the Pioneer Bonds to be cancelled.

    4.2  CONDITIONS TO NOTE ISSUANCES SUBSEQUENT TO THE CLOSING DATE.
         -----------------------------------------------------------

         The obligation of SunAmerica to purchase Notes on any Subsequent Closing Date is subject to the following conditions precedent:

         A.   NOTICE.  SunAmerica shall have received a Note Issuance Notice in
              ------
substantially the form of Exhibit II annexed hereto not later than three Business Days prior to the Subsequent Closing Date designated on such Note Issuance Notice.

         B.   CONDITIONS TO OBLIGATIONS OF SUNAMERICA ON A SUBSEQUENT CLOSING
              ---------------------------------------------------------------
DATE.  As of the Subsequent Closing Date, the following conditions shall be
----
satisfied and SGC and Company shall have delivered to SunAmerica an Officer's Certificate, in form and substance satisfactory to SunAmerica, to the effect that:

              (i) The representations and warranties contained in the Agreement and in the other Basic Documents shall be true, correct and complete in all material respects as of the Subsequent Closing Date as to the same extent as though made on and as of that date;

              (ii) No event shall have occurred and be continuing as of the Subsequent Closing Date, or would result from the consummation of the purchase of the Notes or other transactions contemplated by the Basic Documents, that would constitute an Event of Default or a Potential Event of Default;

              (iii) SGC and Company shall have performed all agreements and satisfied all conditions which this Agreement and the other Basic Documents provides shall be performed or satisfied by each of SGC and Company on or before the Subsequent Closing Date;

              (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain SunAmerica from acquiring the Note to be acquired by it on that Subsequent Closing Date;

              (v) The issuance of the Notes requested on such Subsequent Closing Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;

              (vi) Neither SGC nor Company has given notice to Collateral Agent or any Holder under Nevada Revised Statute Section 106 or otherwise that any indebtedness evidenced by any Note issued after the Closing Date will not be secured by the Lien created by the Deed of Trust or any other Basic Document; and

              (vii) the Note issued on such Subsequent Closing Date will be secured by the Deed of Trust and other Basic Documents.

         C. DELIVERY OF NOTE. SunAmerica shall have received the Note to be issued to SunAmerica on the Subsequent Closing Date duly executed and drawn to the order of SunAmerica and with appropriate insertions.

         D. DELIVERY OF SFHI NOTES AND RELATED MATTERS. Collateral Agent shall have received evidence satisfactory to it that the proceeds of the Notes will be transferred to the Collateral Account and applied on or prior to February 15, 1996 to purchase SFHI Notes that will be held in the Collateral Account or otherwise delivered to Collateral Agent.


SECTION 5.  AFFIRMATIVE COVENANTS OF SGC AND COMPANY

         SGC and Company each hereby covenants and agrees that, until payment in full of the Obligations, unless Requisite Holders shall otherwise give written consent, SGC and Company shall perform, and shall cause each of its respective Subsidiaries to perform, all covenants in this Section 5.

    5.1  FINANCIAL STATEMENTS AND RELATED INFORMATION.  SGC and Company will
         --------------------------------------------
maintain a system of accounting established in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. SGC and Company will deliver to each Holder:

         A. QUARTERLY, ANNUAL AND OTHER REPORTS: as soon as available all annual and quarterly reports and such other information, documents and reports that SGC is required to file with the Securities and Exchange Commission pursuant to Sections 13 and 15(d) of the Exchange Act.

         B. OFFICERS' CERTIFICATES: together with each delivery of quarterly and annual financial statements of SGC and its Subsidiaries pursuant to subsection 5.1A above, an Officers' Certificate of SGC stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of SGC, Company and their respective Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action SGC and Company have taken, are taking and propose to take with respect thereto;

         C. RECONCILIATION STATEMENTS: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 3.3, the consolidated financial statements of SGC and its Subsidiaries delivered pursuant to subsection 5.1A will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subsections had no such change in accounting principles and policies been made, then together with the first delivery of financial statements pursuant to subsection 5.1A following such change, a written statement of the chief accounting officer or chief financial officer of SGC setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change;

         D. SEC FILINGS AND PRESS RELEASES: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by SGC to its security holders, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by SGC or any of their respective Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by SGC or any of their respective Subsidiaries to the public concerning material developments in the business of SGC or any of their respective Subsidiaries;

         E. EVENTS OF DEFAULT, ETC.: promptly upon any officer of SGC or Company obtaining knowledge (i) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Holder has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (ii) that any Person has given any notice to SGC, Company or any of their respective Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action SGC or Company has taken, is taking and proposes to take with respect thereto;

         F. LITIGATION OR OTHER PROCEEDINGS: promptly upon any officer of SGC or Company obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against SGC, Company or any of its Subsidiaries or any property of SGC, Company or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by SGC or Company to Holders or (Y) any material development in any Proceeding that, in any case:

              (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

              (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

written notice thereof together with such other information as may be reasonably available to SGC or Company to enable Holders and their counsel to evaluate such matters;

         G. EXISTING LEASE DOCUMENTS. With reasonable promptness, copies of any Existing Lease Document or any amendment, supplement or modification thereof;

         H. ERISA EVENTS: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action SGC, Company or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and upon the request of a Holder copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by SGC, Company or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan and such other documents or governmental reports or filings relating to any Employee Benefit Plan as any Holder shall reasonably request;

         I. ENVIRONMENTAL AUDITS AND REPORTS: promptly upon receipt thereof copies of all environmental audits and reports, whether or not prepared by or on behalf of SGC or Company or by independent consultants, with respect to any environmental matters relating to the Facility; and

         J. OTHER INFORMATION: with reasonable promptness, such other information and data with respect to SGC, Company or any of their respective Subsidiaries as from time to time may be reasonably requested by Collateral Agent or any Holder.

    5.2  INSPECTION.  No more than once a fiscal quarter unless an Event of
         ----------
Default or Potential Event of Default has occurred and is continuing, SGC and Company will permit any authorized representative designated by Collateral Agent or any Holder of at least a majority in principal amount of the Notes at such Person's own expense (unless a Potential Event of Default or an Event of Default has occurred and is continuing in which case at SGC's and Company's expense), to visit and inspect any of SGC's or Company's properties or the properties of any of their respective Subsidiaries, including their financial and accounting records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and accounts with the chief financial officer and any other persons approved by the chief financial officer, under the chief financial officer's direction, and, unless an Event of Default shall have occurred and be continuing, all upon at least three Business Days' notice and at reasonable times during normal business hours.

    5.3  CORPORATE EXISTENCE, ETC.  Except as permitted under subsection 6.3 or
         -------------------------
6.5, SGC and Company will preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business;

provided, however, that SGC and Company shall not be required to preserve any
--------  -------
such right, license or franchise, or corporate or other existence of any Subsidiary (other than Company), if the Board of Directors of SGC and Company, as the case may be, shall determine in good faith in accordance with their respective charters that the preservation thereof is no longer desirable in the conduct of the business of SGC, Company and their respective

Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders and will not have a Material Adverse Effect.

    5.4  PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.  SGC and Company will,
         ----------------------------------------------
and will cause each of their respective Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim
                                        --------
need be paid if being contested in good faith by appropriate proceedings timely instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. SGC and Company will not, nor will they permit any of their respective Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than SGC, Company or any of their respective Subsidiaries). To the extent that the terms and provisions of the Deed of Trust regarding payment of taxes and assessments on the Premises and Improvements conflicts with the terms and provisions of this Agreement, the terms and provisions of the Deed of Trust shall govern.

    5.5  MAINTENANCE OF PROPERTIES; INSURANCE.  SGC and Company will, and will
         ------------------------------------
cause each of their respective Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of SGC and Company and their respective Subsidiaries (including, without limitation, intellectual property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. SGC and Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses and the properties and businesses of their respective Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. To the extent that the terms and provisions regarding the payment of insurance contained in the Deed of Trust or Security Agreement conflict with the terms and provisions of this subsection 5.5, the terms and provisions of the Deed of Trust and Security Agreement shall govern.

    5.6  COMPLIANCE WITH LAWS, ETC.  SGC and Company shall, and shall cause each
         -------------------------
of their respective Subsidiaries to, comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including but not limited to all applicable Environmental Laws and Gaming Laws, noncompliance with which could reasonably be expected to cause a Material Adverse Effect.

    5.7  ENVIRONMENTAL DISCLOSURE AND INSPECTION.
         ---------------------------------------

         A. Company shall exercise due diligence in order to comply and use its best efforts to cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facility and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws.

         B. After the occurrence and during the continuance of an Event of Default or otherwise at any time upon Collateral Agent's reasonable request, Company agrees that Collateral Agent may, from time to time and in its sole and absolute discretion, retain, at Company's expense, an independent professional consultant to review any report relating to Hazardous Material prepared by or for Company and, whether or not any such report exists, upon reasonable notice to Company, to conduct its own investigation of the Facility, and SGC and Company each agree to use its best efforts to obtain permission for Collateral Agent's professional consultant to conduct its own investigation of the Facility, Company hereby grants to Collateral Agent and its agents, employees, consultants and contractors the right to enter into or on to the Facility to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of the Facility shall be conducted, unless otherwise agreed to by Company and Collateral Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted with prior notice. Company and Collateral Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Collateral Agent pursuant to this subsection 5.7B will be obtained and shall be used by Collateral Agent for the purposes of Holders' internal credit analysis, to monitor the Notes and to protect Holders' security interests created by the Basic Documents.

         C. Company shall promptly advise Collateral Agent in writing and in reasonable detail of (i) any Release of any Hazardous Material on or relating to the Facility required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims or with respect to any Release of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by Company or, to Company's or SGC's knowledge, any other Person in response to (x) any Hazardous Material on, under or about the Facility, or (y) any Environmental Claim that reasonably could have a Material Adverse Effect,
(iv) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Facility that reasonably could cause the Facility or any part thereof to be subject to (x) any restrictions on the ownership or transferability thereof or (y) any material restriction on the occupancy or use thereof under any Environmental Laws, and (v) any request for information from any governmental agency that indicates such agency is investigating whether Company may be potentially responsible for a Release of Hazardous Material.

         D. Company shall promptly notify Collateral Agent of (i) any proposed acquisition of stock, assets, or property by Company that could reasonably be expected to expose Company to, or result in, Environmental Claims that could have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by Company and (ii) any action that Company proposes to take to commence operations that reasonably could be expected to subject Company to laws, rules or regulations (including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses) not theretofore applicable to the Facility or operations of Company.

         E. Company shall, at its own expense, provide copies of such documents or information as Collateral Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 5.7.

    5.8  REMEDIAL ACTION REGARDING HAZARDOUS MATERIAL.  Company shall promptly
         --------------------------------------------
take any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Material on, under or about the Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations. In the event Company undertakes any remedial action with respect to any Hazardous Material on, under or about the Facility, Company shall conduct and complete such remedial action in compliance with all applicable Environmental Laws and other applicable legal requirements (including lawful policies, orders and directives of federal, state and local governmental authorities).


SECTION 6.  NEGATIVE COVENANTS OF SGC AND COMPANY

         SGC and Company each hereby covenant and agree that, until payment in full of all of the Obligations, unless Requisite Holders shall otherwise give prior written consent, SGC and Company shall perform and shall cause each of their respective Subsidiaries to perform, all covenants in this Section 6.

    6.1  RESTRICTED JUNIOR PAYMENTS.  SGC and Company will not, and will not
         --------------------------
permit any of their Subsidiaries to, directly or indirectly, declare, make or pay any Restricted Junior Payment; provided that so long as no Event of Default
                                   -------------
or Potential Event of Default has occurred and is continuing, (i) SGC may pay dividends accruing after September 30, 1996 in respect of outstanding SGC Preferred Stock in cash to the extent required under the terms of the SGC Preferred Stock, may exchange SGC Preferred Stock for Junior Subordinated Notes and may pay interest accrued in respect of such Junior Subordinated Notes;

provided that in no event shall any principal payment in respect of such Junior
--------
Subordinated Notes be due prior to December 15, 2000. (ii) Company may dividend or otherwise distribute up to $2,500,000 of cash is the aggregate to SGC for contribution to Pioneer Hotel, Inc. as contemplated by subsection 3.2F and may dividend or otherwise distribute SFHI Notes to SGC to the extent expressly permitted under subsections 2.5B, 2.5C or 2.5F; and (iii) from time to time after SGC has delivered its financial statements for its fiscal quarter ending December 31, 1996 and so long as Company has not been required to take action under subsection 2.5C(v) because SFHI Cash Flow (determined for a four quarter period as provided under subsection

2.5C(v)) was less than $13,500,000, SGC may repurchase, redeem or otherwise acquire Capital Stock of SGC in an amount not to exceed $3,000,000 in the aggregate.

    6.2  LIENS AND RELATED MATTERS.
         -------------------------

         A. PROHIBITION ON LIENS. Company shall not directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

         (i) Permitted Encumbrances;

         (ii) Liens on property of the Tenant described in the Existing Lease Security Agreement; and

         (iii) Liens described in Schedule 6.2 annexed hereto.
                                  ------------

         B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Company shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 6.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not
         --------
be construed as a consent by Requisite Holders to the creation or assumption of any such Lien not permitted by the provisions of subsection 6.2A.

         C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness, Company shall not enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

    6.3  WHEN SGC MAY MERGE, ETC.  SGC shall not consolidate with or merge with
         ------------------------
or into or sell, assign, transfer or lease all or substantially all of its properties and assets as an entirety to any Person, or permit any Person to merge with or into SGC unless:

         (i) SGC shall be the continuing Person, or the Person (if other than SGC) formed by such consolidation or into which SGC is merged or to which the properties and assets of SGC, substantially as an entirety are transferred (the "surviving entity") shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to Collateral Agent, in form satisfactory to Collateral Agent, all the obligations of

    SGC, under this Agreement, the Guaranty and the other Basic Documents and this Agreement, the Guaranty and the other Basic Documents shall remain in full force and effect; and

         (ii) immediately before and immediately after giving effect to such transaction, no Event of Default and no Potential Event of Default shall have occurred and be continuing.

         In connection with any consolidation, merger, transfer or lease contemplated by this subsection 6.3, SGC shall deliver, or cause to be delivered, to Collateral Agent, in form and substance reasonably satisfactory to Collateral Agent, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and the supplemental agreement in respect thereto comply with this subsection 6.3 and that all conditions precedent herein provided for relating to such transaction have been complied with. Upon any consolidation or merger or any transfer of all or substantially all of the assets of SGC in accordance with this subsection 6.3, the successor corporation formed by such consolidation or into which SGC is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, SGC under this Agreement with the same effect as if such successor corporation had been named as SGC herein.

    6.4  INDEBTEDNESS OF COMPANY.  Company will not, directly or indirectly,
         -----------------------
create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

         (i) Indebtedness in respect of the Notes;

         (ii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of its incurrence; and

         (iii) the obligations of Company under the Existing Lease Guaranty Agreement.

    6.5  FUNDAMENTAL CHANGES.  Company will not (i) form, acquire or otherwise
         -------------------
permit to exist any Subsidiary or Joint Venture or any investment in the Capital Stock or other ownership interest in any Person, (ii) liquidate or dissolve,
(iii) merge into or consolidate with any Person or (iv) sell or otherwise transfer any Collateral except sales of obsolete equipment in the ordinary course of business and except to the extent permitted under subsections 6.1, 2.5B, 2.5C and 2.5F; provided, however that nothing in this Section 6.4 shall prohibit the grant or creation of any Lien permitted under Section 6.2.

    6.6  TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.  SGC and Company shall
         ---------------------------------------------
not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of SGC or with any Affiliate of SGC or of any such holder, on terms that are less favorable to SGC, Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any
           --------
transaction between SGC and any of its wholly-owned Subsidiaries (other than Company) or between any of its wholly-owned Subsidiaries (other than Company) or
(ii) reasonable and customary fees paid to members of the Boards of Directors of SGC and its Subsidiaries.

    6.7  AMENDMENTS TO EXISTING LEASE DOCUMENTS.  Company shall not amend,
         --------------------------------------
modify, supplement or otherwise change the terms of any Existing Lease Document, except with the consent of Requisite Holders, which consent shall not be unreasonably withheld.

    6.8  STAY, EXTENSION AND USURY LAWS.  Neither SGC nor Company shall, nor
         ------------------------------
shall they permit any of their respective Subsidiaries to (to the extent each may lawfully do so), at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive SGC or Company from paying all or a portion of the principal of or premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereinafter in force, or that may materially affect the covenants or the performance by SGC or Company of their respective obligations hereunder in a manner inconsistent with the provisions hereof. SGC and Company each expressly waive all benefit or advantage of any such law. If a court of competent jurisdiction prescribes that SGC or Company may not waive its rights to take the benefit or advantage of any stay or extension law or any usury law or other law in accordance with the prior sentence, then the obligation to pay interest on the Notes shall be reduced to the maximum legal limit under applicable law governing the interest payable in connection with the Notes and any amount of interest or premium, if any, paid by SGC or Company that is deemed illegal shall be deemed to have been a prepayment of principal (without penalty) on the Notes.

    6.9 GOVERNMENT REGULATION. SGC and Company shall not, and shall not permit any of their respective Subsidiaries to, be or become subject to, regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.


SECTION 7.  EVENTS OF DEFAULT

         If any one or more of the following conditions or events ("Events of Default") shall occur:

    7.1  FAILURE TO MAKE PAYMENTS WHEN DUE.  Failure by Company to pay any
         ---------------------------------
installment of principal of any Note when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment, redemption or otherwise; or failure by Company to pay any interest on any Note or any other amount due under this Agreement within 15 days after the date due; or

    7.2  DEFAULT IN OTHER AGREEMENTS.  (i) Failure of SGC, Company or any of
         ---------------------------
their respective Subsidiaries to pay when due any principal of or interest on any Indebtedness (other than Indebtedness referred to in subsection 7.1) in an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by SGC, Company or any of their respective Subsidiaries with respect to any other material term of any items of Indebtedness with an aggregate principal amount of $5,000,000 or more or any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness, including but not limited to the SFHI Indenture or the Pioneer Indenture, if the effect of such breach or default is to cause, that Indebtedness to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or (iii) breach or default by Company under any Existing Lease Document if such breach or default is not cured within any applicable grace period;

    7.3  BREACH OF CERTAIN COVENANTS.  Failure of SGC or Company to perform or
         ---------------------------
comply with any term or condition contained in subsection 2.5, 5.3 or Section 6 of this Agreement; or

    7.4  BREACH OF WARRANTY.  Any representation, warranty, certification or
         ------------------
other statement made by SGC, Company or any of their respective Subsidiaries in any Basic Document shall be false in any material respect on the date as of which made; or

    7.5  OTHER DEFAULTS UNDER BASIC DOCUMENTS.  SGC or Company shall default in
         ------------------------------------
the performance of or compliance with any term contained in this Agreement or any of the other Basic Documents, other than any such term referred to in any other subsection of this Section 7, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of SGC or Company becoming aware of such default or (ii) receipt by SGC or Company of notice from any Holder of such default; or

    7.6  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.  (i) A court
         -----------------------------------------------------
having jurisdiction in the premises shall enter a decree or order for relief in respect of SGC, Company or any of their respective material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against SGC, Company or any of their respective material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over SGC, Company or any of their respective material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of SGC, Company or any of their respective material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of SGC, Company or any of their respective material Subsidiaries, and any such event described in this clause
(ii) shall continue for 60 days unless dismissed, bonded or discharged, it being understood that "material Subsidiary" under subsections 7.6, 7.7 and 7.9 shall include SFHI, Pioneer Finance, Pioneer Hotel Inc. and their respective successors; or

    7.7  VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.  (i) SGC, Company
         ---------------------------------------------------
or any of their respective material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or SGC, Company or any of their respective material Subsidiaries shall make any assignment for the benefit of creditors; or (ii) SGC, Company or any of their respective material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of SGC, Company or any of their respective material Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

    7.8  JUDGMENTS AND ATTACHMENTS.  Any money judgment, writ or warrant of
         -------------------------
attachment or similar process involving in the aggregate at any time an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against SGC, Company or any of their respective Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

    7.9  DISSOLUTION.  Any order, judgment or decree shall be entered against
         -----------
SGC, Company or any of their respective material Subsidiaries decreeing the dissolution or split up of SGC, Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

    7.10 EMPLOYEE BENEFIT PLANS.  There shall occur one or more ERISA Events
         ----------------------
which individually or in the aggregate results in or might reasonably be expected to result in liability of SGC, Company or any of its ERISA Affiliates in excess of $500,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all

Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $500,000; or

    7.11 MATERIAL ADVERSE EFFECT.  Any event or change shall occur that has
         -----------------------
caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

    7.12 INVALIDITY OF ENVIRONMENTAL INDEMNITY OR GUARANTIES.  Any Environmental
         ---------------------------------------------------
Indemnity or any guaranty of the Obligations, including, without limitation, the Guaranty, for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect or is declared to be null and void, or any guarantor or indemnitor, including SGC denies that it has any further liability under any indemnity or guaranty or under any make-well agreement or under the Environmental Indemnity or gives notice to such effect, in each case, to the extent it relates to the Obligations; or

    7.13 IMPAIRMENT OF COLLATERAL.
         ------------------------

         (A) A judgment creditor of SGC, Company or any of their respective Subsidiaries shall obtain possession of any portion of the Collateral under the Basic Documents by any means, including, without limitation, levy, distraint, replevin or self-help, (B) any substantial portion of the Collateral shall be taken by eminent domain or condemnation, (C) any of the Basic Documents shall cease for any reason to be in full force and effect, or any party thereto shall purport to disavow its obligations thereunder or shall declare that it does not have any further obligations thereunder or shall contest the validity or enforceability thereof or Holders shall cease to have a valid and perfected first priority security interest in any Collateral therein except as permitted under the terms of such Basic Document, or (D) Collateral Agent's security interests or Liens, in each case on behalf of Holders, in Collateral under the Basic Documents shall become otherwise impaired or unenforceable; or

    7.14 OWNERSHIP OF COMPANY.  SGC shall cease to own all of the Capital Stock
         --------------------
of the Company; or

    7.15 PURCHASE OF PIONEER BONDS.  On or prior to February 15, 1996, Pioneer
         -------------------------
Hotel Inc. shall not have used all of the cash contribution referred to in subsection 4.1T to purchase and cause to be cancelled Pioneer Bonds;


THEN in addition to all other remedies of the Collateral Agent or the Holders hereunder, under the other Basic Documents or at law or equity, (i) upon the occurrence of any Event of Default described in subsection 7.6 or 7.7, each of the unpaid principal amount of and accrued interest on the Notes, all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by SGC and Company, and (ii) upon the occurrence and during the continuation of any other Event of Default, Requisite Holders may, by written notice to SGC and Company, declare all or any portion of the amounts described in clause (i) above to be, and the same shall forthwith become, immediately due and payable.

         Notwithstanding anything to the contrary contained in the preceding paragraph, if at any time after an acceleration of the Obligations pursuant to such paragraph SGC and Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal, premium (if any) and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement and late charges) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest as aforesaid on the Obligations, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 7.1, then Holders representing 66-2/3% of the Notes, by written notice to SGC and Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Holders to a decision which may be made at the election of the percentage of Holders referenced above and are not intended to benefit SGC or Company and do not grant SGC or Company the right to require Holders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

         SGC and Company hereby waive to the extent not prohibited by applicable law which cannot itself be waived (i) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof), (ii) any requirement of diligence or promptness on the part of any holder of Notes in the enforcement of its rights under the provisions of this Agreement, (iii) any and all notices of every kind and description which may be required to be given by any statute or rule of law (except to the extent required by the provisions of this Agreement), and (iv) to the extent permitted by applicable law, any defense of any kind (other than payment) which it may now or hereafter have with respect to its liability under the Notes.

         No course of dealing between SGC, Company or any of their respective Subsidiaries and any Holder shall operate as a waiver of any of the rights of any Holder under any Basic Document. No delay or omission in exercising any right under any Basic Document shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any other occasion. The remedies provided in this Section 7 are in addition to all rights and remedies available to each Holder under the Basic Documents or any other document or by law or equity.


SECTION 8.  COLLATERAL AGENT AND RELATIONS AMONG HOLDERS, ETC.

    8.1  APPOINTMENT OF THE COLLATERAL AGENT, POWERS AND IMMUNITIES.  Each
         ----------------------------------------------------------
Holder of Notes hereby irrevocably appoints and authorizes Collateral Agent to act as its agent under the Basic Documents with such powers as are expressly delegated to Collateral Agent by the terms of this Agreement and the other Basic Documents, together with such other powers as are reasonably incidental thereto.
Collateral Agent (which term as used in this sentence and in Sections 8.5 and
8.6 hereof shall include reference to its Affiliates and the officers, directors, employees and agents of Collateral Agent and of its Affiliates): (a)
                                                                              -
shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Basic Document, or be a trustee for any Holder; (b) shall not be required to take any action which is contrary to this
         -
Agreement or any other Basic Document or applicable law; (c) shall not be
                                                          -
required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document; and (d) shall not be responsible
                                                  -
for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. Neither Collateral Agent nor any Holder nor any of their respective Affiliates shall be responsible to any other Holder for any recitals, statements, representations or warranties made by the SGC, Company or any other Person contained in this Agreement or in any certificate or other document referred to or provided for in, or received by any Holder under, this Agreement or any other Basic Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Basic Document or any other document referred to or provided for herein or therein, for the creation, perfection or priority of any Lien on or in any of the Collateral or for any failure by SGC, Company or any other Person to perform its obligations hereunder or thereunder. Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents of attorneys-in-fact selected by it with reasonable care. Except as otherwise provided under this Agreement, Collateral Agent shall take such action under the Basic Documents to which it is a party as shall be directed by the Requisite Holders. As to any matters not expressly provided for by any Basic Document, the Collateral Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Requisite Holders and shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any other Basic Document in accordance with the instructions of the Requisite Holders, and such instructions of the Requisite Holders and any action taken or failure to act pursuant thereto shall be binding on all of the Holders.

    8.2  RELIANCE BY COLLATERAL AGENT.  Collateral Agent shall be entitled to
         ----------------------------
rely upon any certificate, notice or other document (including any cable, telegram, telecopy or telex) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Collateral Agent. Collateral Agent agrees to make such demands and give such notices under the Basic Documents as the Requisite Holders may request, to take such action to enforce the Basic Documents or any guaranty or undertaking under the Basic Documents and to foreclose upon, collect and dispose of the Collateral or any portion thereof, or enforce any such guaranty or undertaking, and to release any part of the Collateral as may be directed by the Requisite Holders; provided, however, that neither the consent nor the
                       --------  -------
direction of the Requisite

Holders shall be required for the release of any part of the Collateral which is otherwise permitted under this Agreement or the other Basic Documents. Collateral Agent may at any time request directions from the Requisite Holders with respect to this Agreement or the other Basic Documents as to any course of action or other matter relating hereto or to such Collateral Documents or other Basic Documents. Except as otherwise provided herein or in the Collateral Documents or other Basic Documents, directions given by the Requisite Holders to Collateral Agent hereunder shall be binding on all the Holders for all purposes. Each Holder agrees not to take any action whatsoever to enforce any term or provision of this Agreement, or any of the other Basic Documents or to enforce any of its rights in respect of the Collateral or in connection with any guaranties or undertakings given in any of the Basic Documents, except through Collateral Agent in accordance with this Agreement.

    8.3  DEFAULTS.  Collateral Agent shall not be deemed to have knowledge or
         --------
notice of the occurrence of a Potential Event of Default or Event of Default unless Collateral Agent has received written notice from a Holder or Company referring to this Agreement, describing such Potential Event of Default or Event of Default and stating that such notice is a "Notice of Default". In the event that Collateral Agent receives such a notice of the occurrence of a Potential Event of Default or Event of Default, Collateral Agent shall give notice thereof to the Holders. Collateral Agent shall (subject to the last sentence of Section
8.5 hereof) take such action with respect to such Potential Event of Default or Event of Default as shall be reasonably directed by the Requisite Holders;

provided that, unless and until Collateral Agent shall have received such
--------
directions, Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default or Event of Default as it shall deem advisable in the best interest of the Holders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Requisite Holders or all of the Holders.

    8.4  RIGHTS AS A HOLDER.  With respect to the Notes held by Collateral
         ------------------
Agent, it shall have the same rights and powers hereunder as any Holder and may exercise the same as though it was not acting as Collateral Agent and the terms "Holder" or "Holders" shall, unless the context otherwise indicates, include the Collateral Agent in its individual capacity. Collateral Agent may (without having to account therefor to any Holder) accept deposits from, extend credit (on a secured or unsecured basis) to and generally engage in any kind of financing, insurance, trust or other business with the SGC, Company or any of its Affiliates, as if it was not acting as Collateral Agent. Each Holder and its Affiliates may (without having to account therefor to Collateral Agent, or any other Holder) accept deposits from, extend credit (on a secured or unsecured basis) to and generally engage in any kind of financing, insurance, trust or other business with SGC, Company or any of its Affiliates, as if it was not acting as a Holder.

    8.5  INDEMNIFICATION.  Each Holder agrees to indemnify Collateral Agent (to
         ---------------
the extent not reimbursed by SGC or Company), ratably in accordance with the principal amount of Notes purchased by it, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including, without limitation, at any time following the payment of principal of and/or interest on the Notes) be imposed on, incurred by or asserted against Collateral Agent in any way relating to or arising out of this Agreement, any other Basic Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses which SGC or Company is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided that no Holder shall
                                                  --------
be liable for any of the foregoing to the extent they arise from the Collateral Agent's gross negligence or wilful misconduct. Collateral Agent shall be fully justified in refusing to take or to continue to take any action hereunder or under the other Basic Documents unless it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

    8.6  NON-RELIANCE ON COLLATERAL AGENT AND OTHER HOLDERS.  Each Holder
         --------------------------------------------------
represents that it has, independently and without reliance on Collateral Agent or any other Holder, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of SGC, Company and their Affiliates and made its own decision to purchase the Notes and agrees that it will, independently and without reliance upon Collateral Agent or any other Holder, continue to make its own appraisals and decisions in taking or not taking action under this Agreement as it shall deem appropriate at the time. Neither Collateral Agent nor any Holder shall be required to keep informed as to the performance or observance by SGC, Company of any of their Affiliates under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of, SGC, Company or any of their Affiliates. Neither the Collateral Agent nor any Holder shall have any duty or responsibility to provide any Holder with any credit or other information concerning SGC, Company or any of their Affiliates, which may come into the possession of Collateral Agent or such Holder or any of its or their Affiliates.

    8.7  RESIGNATION OR REMOVAL OF COLLATERAL AGENT.  Subject to the appointment
         ------------------------------------------
and acceptance of a successor Collateral Agent as provided below, Collateral Agent may resign at any time by giving notice thereof to the Holders, SGC and Company, and Collateral Agent may be removed at any time with or without cause by the Requisite Holders. Upon any such resignation or removal, the Requisite Holders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Requisite Holders and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation or the Requisite Holders' removal of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the Holders, appoint a successor Collateral Agent, which shall be a financial institution with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. Upon the acceptance of any appointment as Collateral Agent, the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to
                                                              -
such successor Collateral Agent all sums, securities and other items of Collateral held under any Basic Document, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under each Basic Document and this Agreement, and (ii) execute and deliver to such successor Collateral Agent such
                --
amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor of the security interests created under each of the Basic Documents. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this paragraph shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

    8.8  AUTHORIZATION.  Collateral Agent is hereby authorized by the Holders to
         -------------
execute, deliver and perform in accordance with its terms each of the Basic Documents to which the Collateral Agent is or is intended to be a party and each Holder agrees to be bound by all of the agreements of Collateral Agent contained in such Basic Documents.


SECTION 9.  MISCELLANEOUS

    9.1  AMENDMENTS AND WAIVERS.
         ----------------------

         A. No amendment, modification, termination or waiver of any provision of this Agreement, the Notes or the other Basic Documents, or consent to any departure by SGC or Company therefrom, shall in any event be effective without the written concurrence of Requisite Holders; provided that any such amendment,
                                              --------
modification, termination, waiver or consent which: (i) reduces the requisite percentage of Holders or the principal balance of the Notes that must consent to an amendment or waiver of an Event of Default; (ii) reduces the rate of or changes the time for payment of interest on any Notes; (iii) reduces the principal amount of or extends the final maturity of any Note, or reduces the redemption price of the Notes; (iv) changes the currency of payment for any payment on the Notes; (v) changes the definition of or the requirements of SGC or Company or any of their respective Subsidiaries upon the occurrence of a Change in Control; (vi) changes in any manner the provisions contained in this subsection 9.1A or (vii) reduces the requisite percentage of Holders or the principal balance of the Notes necessary to amend or modify the provisions as set forth in clauses (i) through (vii) shall be effective only with respect to the applicable Holders consenting thereto if evidenced by a writing signed by or on behalf of such Holders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on SGC or Company in any case shall entitle SGC or Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.1 shall be binding upon each Holder at the time outstanding, and each future Holder, if signed by SGC, on SGC and, if signed by Company, on Company.

         B. Solely for the purpose of determining whether Holders of the requisite percentage of the Notes then outstanding approved or consented to any amendment, modification, termination or waiver to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate amount of Notes then outstanding, Notes directly or indirectly owned by SGC, Company or any of their respective Subsidiaries shall be deemed not to be outstanding.

    9.2  EXPENSES.  Whether or not the transactions contemplated hereby shall be
         --------
consummated, SGC and Company jointly and severally agree to pay promptly (i) all the actual reasonable costs and expenses of preparation of the Basic Documents and of creating and perfecting Liens in favor of Collateral Agent, SunAmerica and the other Holders or otherwise relating to the Collateral pursuant to any Basic Document, including filing and recording fees and expenses, title insurance, environmental studies and surveys; (ii) all the reasonable costs of furnishing all opinions by counsel for SGC or Company (including without limitation any opinions requested by Collateral Agent or SunAmerica as to any legal matters arising hereunder) and of SGC or Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Basic Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Collateral Agent and any Holder holding a majority in principal amount of the Notes (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Basic Documents and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by SGC or Company; (iv) all other actual reasonable costs and expenses incurred by Collateral Agent or any Holder holding a majority of the principal amount of the Notes in connection with the negotiation, preparation and execution of the Basic Documents and the transactions contemplated hereby and thereby; and (v) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Collateral Agent and any Holder in enforcing any Obligations of or in collecting any payments due from SGC or Company hereunder or under the other Basic Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

    9.3  INDEMNITY.  In addition to the payment of expenses pursuant to
         ---------
subsection 9.2, whether or not the transactions contemplated hereby shall be consummated, SGC and Company jointly and severally agree to defend, indemnify, pay and hold harmless Collateral Agent, each Holder, and the officers, directors, employees, agents and affiliates of Collateral Agent and each Holder (collectively called the "INDEMNITEES") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees) in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental
Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Basic Documents or the transactions contemplated hereby or thereby (including without limitation Holders' agreement to purchase the Notes or the use or intended use of the proceeds of such purchase) or the statements contained in any commitment letter delivered by any Holder to SGC or Company with respect thereto (collectively called the "INDEMNIFIED LIABILITIES"); provided that SGC and Company shall not
                                       --------
have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, SGC and Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

    9.4  RATABLE SHARING.
         ---------------

         A. Holders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off, by counterclaim or cross action or by the enforcement of any right under any Basic Document or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Holder hereunder or under the other Basic Document (collectively, the "AGGREGATE AMOUNTS DUE" to such Holder) which is greater than the proportion received by any other Holder in respect of the Aggregate Amounts Due to such other Holder, then the Holder receiving such proportionately greater payment shall (i) notify each other Holder of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Holders so that all such recoveries of Aggregate Amounts Due shall be shared by all Holders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such
                                      --------
proportionately greater payment received by such purchasing Holder is thereafter recovered from such Holder upon the bankruptcy or reorganization of SGC or Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Holder ratably to the extent of such recovery, but without interest. SGC and Company expressly consent to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of set-off or counterclaim with respect to any and all monies owing by SGC and Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

         B. Subject to subsection 9.4A and in addition to any other rights Collateral Agent or any Holder may have under law or in equity, if any amount shall at any time be due and owing by SGC or Company under this Agreement or the other Basic Documents, Collateral Agent or such Holder, as the case may be, is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of Collateral Agent or Holder, as the case may be, owing to such SGC or Company and any other property of SGC or Company held by Collateral Agent or Holder, as applicable to or for the credit or the account of SGC or Company against and on account of the Obligations and liabilities of SGC or Company to Collateral Agent or any Holder, as applicable.

    9.5  INDEPENDENCE OF COVENANTS.  All covenants hereunder shall be given
         -------------------------
independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

    9.6  NOTICES.  Unless otherwise specifically provided herein, any notice or
         -------
other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex if sent prior to 5:00 p.m. on a Business Day (and otherwise such facsimile or telex shall be deemed received on the next Business Day), or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such Person in a written notice delivered to the other parties hereto.

    9.7  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
         ------------------------------------------------------

         A. All representations, warranties and agreements made in or pursuant to the Basic Documents shall survive the execution and delivery of this Agreement and the purchase of the Notes hereunder.

         B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of SGC and Company set forth in subsections 3.13, 9.2, 9.3 and 9.4 and the agreements of Holders set forth in subsection 9.4 shall survive the payment of the Notes and the termination of this Agreement.

    9.8  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.  No failure or
         -----------------------------------------------------
delay on the part of any Holder in the exercise of any power, right or privilege hereunder or under any other Basic Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Basic Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    9.9  MARSHALLING; PAYMENTS SET ASIDE.  No Holder shall be under any
         -------------------------------
obligation to marshal any assets in favor of SGC, Company or any other party or against or in payment of any or all of the Obligations. To the extent that SGC or Company makes a payment or payments to any Holder, any Holder enforces any security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

    9.10 SEVERABILITY.  In case any provision in or obligation under this
         ------------
Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

    9.11 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF HOLDERS' RIGHTS.  The
         ----------------------------------------------------------
obligations of Holders hereunder are several and no Holder shall be responsible for the obligations of any other Holder hereunder. Nothing contained herein or in any other Basic Document, and no action taken by Holders pursuant hereto or thereto, shall be deemed to constitute Holders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Holder shall be a separate and independent debt, and each Holder shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

    9.12 HEADINGS.  Section and subsection headings in this Agreement are
         --------
included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

    9.13 APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE
         --------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

    9.14 SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon the
         ----------------------
parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Holders subject to subsection 2.8. SunAmerica and any other Holder may assign the Notes to its affiliates, one or more entities, and upon such assignment, any such affiliate or entity shall become a Holder for all purposes of the Basic Documents. The Holder shall have the right to sell participations in their Notes; provided that Company shall have the right to consent (which consent
       --------
shall not be unreasonably withheld or delayed) to the sale of any participation in the Notes by SunAmerica that causes SunAmerica to hold less than 51% of the legal or beneficial interests in all outstanding Notes. Neither SGC's or Company's rights or obligations hereunder or under the other Basic Documents nor any interest herein or therein may be assigned or delegated by SGC or Company without the prior written consent of all Holders.

    9.15 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  ALL JUDICIAL
         ----------------------------------------------
PROCEEDINGS BROUGHT AGAINST SGC OR COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER BASIC DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER BASIC DOCUMENT OR SUCH OBLIGATION. SGC and Company hereby agree that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to SGC or Company, as applicable, at its address provided in subsection 9.6, such service being hereby acknowledged by SGC and Company to be sufficient for personal jurisdiction in any action against SGC or Company, as applicable, in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Holder to bring proceedings against SGC or Company in the courts of any other jurisdiction.

    9.16 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY
         --------------------
AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER BASIC DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR THE RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related

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

future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER BASIC DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE SECURITIES MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

    9.17 COUNTERPARTS; EFFECTIVENESS.  This Agreement and any amendments,
         ---------------------------
waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

    9.18 PROPOSED SUBSTITUTION OF THE COLLATERAL GRANTED UNDER THE DEED OF
         -----------------------------------------------------------------
TRUST.

         A. SunAmerica understands that SGC and Company may propose that SunAmerica amend the Basic Documents to provide for the substitution of a parcel of real property owned or to be owned by Company (the "Substitute Property") for the Premises and Improvements and, in connection with such substitution, Collateral Agent would release its lien on the Premises and Improvements and obtain a first priority perfected security interest in the Substitute Property.

         B. SunAmerica agrees to evaluate and consider any such proposed Substitute Property, it being understood that any approval by SunAmerica of any proposed Substitute Property would be evidenced in writing by amendments to the Basic Documents or another agreement entered into after the Closing by SunAmerica in form and substance satisfactory to SunAmerica in its sole discretion and that SunAmerica reserves all of its rights to evaluate, consider and either approve or decline to approve a proposed Substitute Property or any term or condition thereof, in each case in its sole discretion. In furtherance but not in limitation of the foregoing and in addition to any other terms or conditions that SunAmerica determines in its sole discretion to be relevant in connection with its evaluation of any proposed Substitute Property, SunAmerica anticipates that its approval of any Substitute Property would include but not be limited to requirements that an MAI Appraisal dated no more than 90 days prior to the proposed date of substitution be delivered to and approved by SunAmerica indicating that the minimum market value of the Substitute Property is not less than $27 million, a title insurance report, survey, environmental and other reports requested by SunAmerica and all documents relating to the Substitute Property be delivered to and approved by

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

SunAmerica, and SunAmerica approve all amendments to the Basic Documents necessary to effect such substitution.

    9.19 CONFLICTS WITH OTHER BASIC DOCUMENTS.  To the fullest extent possible,
         ------------------------------------
the terms and provisions of the other Basic Documents shall be read in conjunction with the terms and provisions of this Agreement and shall supplement the terms and provisions hereof. To the extent that any terms and provisions hereunder conflict with the terms provisions of any of the other Basic Documents, the stricter provisions shall govern.

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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                        SAHARA GAMING CORPORATION,
                        a Nevada corporation


                        By:  /s/ Thomas K. Land

                        Its: Senior Vice President and Chief Financial Officer


                        Notice Address:

                        SAHARA GAMING CORPORATION,
                        2535 Las Vegas Blvd. South
                        Las Vegas, Nevada  89109
                        Attention:  Thomas Land



                        SAHARA LAS VEGAS CORP.,
                        a Nevada corporation


                        By:  /s/ Thomas K. Land

                        Its: Senior Vice President and Chief Financial Officer


                        Notice Address:

                        Sahara Las Vegas Corp.
                        2535 Las Vegas Blvd. South
                        Las Vegas, Nevada  89109
                        Attention:  Thomas Land

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

                        SUNAMERICA LIFE INSURANCE COMPANY,


                        By:  /s/ Steven P. Hanover
                           ------------------------------

                        Its: ____________________________

                        Notice Address:

                        SunAmerica Life Insurance Company
                        1 SunAmerica Center
                        Century City
                        Los Angeles, CA  90067-6022

                        Attention:  Peter McMillan
                                      and Steven Hanover

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